UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Oportun Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of the Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 13, 2024
Dear Oportun Stockholder:
In 2023, we worked through a difficult macroeconomic backdrop, with high inflation impacting our hardworking members' ability to pay and higher rates impacting our cost of funds. While we have more work to do to achieve our full potential, we are taking actions to capitalize on the momentum we’re seeing in our business and shared in our preliminary Q1 2024 results. Our focus on the quality of originations and the continuing demand for our services drove a resilient top line, while the expense discipline we have demonstrated since 2022 and the sharp execution by our team led to improved operating efficiency. I am optimistic that we are driving long-term value for our shareholders by supporting our members and are well-positioned to navigate the macroeconomic environment.
For the full year in 2023:
•	Members grew by 18.5% to 2.2 million;
•	Record revenue exceeded $1 billion (even as we slowed originations by 38%); and
•	Adjusted Operating Efficiency, a measure of our expense discipline, reached a new post-IPO low of 42.7%, which is a significant improvement of nearly 1,500 basis points versus the prior year.
For a reconciliation of non-GAAP measures to GAAP measures, refer to Appendix A of this proxy statement.
In 2024, our focus is on driving sustainable, profitable earnings growth and shareholder value. This will include the continued fortification of our core business and unit economics, with an additional – and previously announced – expense reduction of $30 million this year. With this action, and since we first began significant expense cuts in 2022, our cost savings initiatives are expected to result in approximately $240 million in total annualized savings.
I am grateful and proud to say that our employees continue to be highly motivated and, for the ninth consecutive year, rated Oportun a “Top Workplace” in a regional or national publication. In addition, our team demonstrated high levels of engagement, as measured by our annual employee survey, while delivering best-in-class service to our members.
I am encouraged by the strong and enduring relationships we have built with our members, the improving economics underlying our loan portfolio, and the compelling value proposition we deliver to our savings members in the form of automated savings and access to responsible credit. In addition to helping our members set aside more than $1,800 per year in personal savings, we also know that borrowing members who use our app have exhibited approximately 45% lower 30-plus day delinquencies three months post-disbursement than those who have not yet signed up to use the app.
As always, I am grateful for your support and ownership of Oportun, and am pleased to invite you to attend the 2024 Annual Meeting of Stockholders (and any postponement, adjournment or delay thereof, the “Annual Meeting”) of Oportun Financial Corporation (“Oportun” or the “Company”) on Wednesday, June 26, 2024, beginning at 8:00 a.m. Pacific time. The Annual Meeting will be held virtually via a live interactive audio webcast on the internet. You will be able to vote and submit your questions during the Annual Meeting at www.virtualshareholdermeeting.com/OPRT2024.

Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy over the internet, by telephone or, if you received paper copies of the proxy statement by mail, you may also vote by mail by following the instructions on your proxy card. The attached proxy statement contains details of the business to be conducted at the Annual Meeting and additional information on how to vote.
On behalf of the board of directors, I would like to express our appreciation for your ongoing support of Oportun and our mission to provide inclusive, affordable financial services.
Sincerely,

Raul Vazquez
Chief Executive Officer

Proxy Statement Overview
Information about the Annual Meeting
DATE AND TIME:	MEETING:	RECORD DATE:
June 26, 2024 8:00 a.m Pacific Time	www.virtualshareholdermeeting.co m/OPRT2024	Close of business on May 7, 2024
How to Vote
Stockholders of record as of the Record Date may vote via the Internet at www.proxyvote.com, by telephone at 1-800-690-6903, by completing and returning your proxy card or voting instruction form, in person at the Annual Meeting, or by scanning with your mobile device the QR code provided to you. See the “Voting Methods” section on page 2.

Over the Internet at www.proxyvote.com	By telephone at 1-800-690-6903	By mailing your completed proxy card or voting instruction form in the envelope provided	At the Annual Meeting	By scanning the QR code with your mobile device
Voting Matters and Board Recommendations
The Board unanimously recommends that you vote as follows:
	Board’s recommendation	Page reference
1. Elect three directors for a term of three years until their successors are elected and duly qualified	☑ FOR	8
2. Approval of an amendment to our Certificate of Incorporation to eliminate supermajority voting provisions	☑ FOR	9
3. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	☑ FOR	10
4. Approve, by a non-binding advisory vote, the compensation of our named executive officers	☑ FOR	12
We may also transact any other business that may properly come before the Annual Meeting. As of the date of this proxy statement, we are not aware of any business to be presented in consideration other than the matters described in this proxy statement.
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DIRECTORS
Name	Age	Director since	Independent	Committees
Directors whose terms expire in 2026
Jo Ann Barefoot	74	2016	✔	• Credit Risk and Finance • Nominating, Governance and Social Responsibility
Sandra A. Smith	53	2021	✔	• Audit and Risk (Chair) • Credit Risk and Finance
Mohit Daswani	49	2024	✔	• Audit and Risk • Compensation and Leadership
Directors whose terms expire in 2025
Carlos Minetti	61	2024	✔	• Credit Risk and Finance • Nominating, Governance and Social Responsibility
Scott Parker	56	2024	✔	• Audit and Risk • Compensation and Leadership
Raul Vazquez	52	2012		None
R. Neil Williams Independent Lead Director	71	2017	✔	• Audit and Risk • Credit Risk and Finance (Chair)
Director nominees whose terms would expire in 2027
Ginny Lee	57	2021	✔	• Compensation and Leadership • Nominating, Governance and Social Responsibility (Chair)
Louis Miramontes	69	2014	✔	• Audit and Risk • Compensation and Leadership
Richard Tambor	62	N/A	✔	• Credit Risk and Finance (anticipated) • Nominating, Governance and Social Responsibility (anticipated)
CORPORATE GOVERNANCE HIGHLIGHTS
The Board is committed to exercising good corporate governance practices, which include:
•	Independent Lead Director of the Board
•	Board comprised almost entirely of independent directors – nine of the ten directors are independent
•	Recently enhanced bylaws by removing supermajority voting provisions
•	Each standing committee composed exclusively of independent directors
•	Regular committee meetings throughout the year, including executive sessions without management
•	Committee authority to retain independent advisors
•	Annual Board and committee evaluations
•	Stock ownership guidelines for our Section 16 officers and Board
•	Robust code of business conduct
•	Robust insider trading and related party transactions policies
•	Robust clawback policies
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EXECUTIVE COMPENSATION HIGHLIGHTS
We pay for performance and manage Oportun for the long-term
Effective Design	•	Focus on superior corporate results and stockholder value creation, with appropriate consideration of risk
	•	Foster a performance-based culture, where rewards are distributed based upon results-focused goals
	•	Recognize and reward our executive officers fairly for achieving or exceeding rigorous corporate and individual objectives
	•	Balanced compensation philosophy utilizing a mix of cash and equity, short-term and long-term elements, and fixed and variable (at-risk) incentives
	•	Implementation of a new performance-based restricted stock unit (“PSU”) program for our executives
	•	Commitment to our mission
Governance Practices	•	Independent compensation consultant who works exclusively for the compensation and leadership committee
	•	Robust stock ownership and holding requirements
	•	Annual advisory “Say-on-Pay” vote
	•	Clawback policies providing ability to recover incentive cash compensation and performance-based equity awards based on financial results that were subsequently restated
	•	No hedging or pledging of stock allowed
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Oportun Financial Corporation
2 Circle Star Way
San Carlos, California 94070
Notice of the 2024 Annual Meeting of Stockholders
Date and Time:	The Annual Meeting will be held virtually through a live, interactive audio webcast on Wednesday, June 26, 2024 at 8:00 a.m. Pacific time. There will be no physical meeting location.
Access to the Audio Webcast of the Annual Meeting:
The live, interactive audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Pacific time. Online access will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the Annual Meeting prior to the start time.

Log in Instructions:
To attend the Annual Meeting, log in at www.virtualshareholdermeeting.com/OPRT2024. You will need your unique control number on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.

Submitting Questions for the Virtual Annual Meeting:
You may submit a question in advance of the meeting by visiting www.proxyvote.com. Once online access to the Annual Meeting is open, stockholders may submit questions, if any, on www.virtualshareholdermeeting.com/OPRT2024. To log-in to either site to submit a question, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints.

Voting Your Shares at the Virtual Annual Meeting:
You may vote your shares at the Annual Meeting even if you have previously submitted your vote. For instructions on how to do so, see the section below titled “Voting and Meeting Information-How do I vote?”

Meeting Agenda:	1)
To elect each of the three Class II directors nominated by our board of directors (the “Board”) and named in this proxy statement to serve for a three-year term until our 2027 annual meeting of stockholders.

	2)	To approve an amendment to our Certificate of Incorporation to eliminate supermajority voting provisions.
	3)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.
	4)	To approve, on an advisory basis, Oportun’s named executive officer (“NEO”) compensation, as described in the proxy materials.
	5)	To conduct any other business properly brought before the Annual Meeting.
Record Date:	The record date for the Annual Meeting is May 7, 2024 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the Annual Meeting.
Mailing Date:
We expect to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report on or about May 13, 2024. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your Notice or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be
held on June 26, 2024. The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at www.proxyvote.com and at www.investor.oportun.com.

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our environmental and social goals, commitments, and strategies. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 that has been filed with the Securities and Exchange Commission (“SEC”) and subsequent filings we may make with the SEC from time to time. We assume no obligation to update any forward-looking statements or information after the date of this proxy statement.

Voting and Meeting Information
The information provided in this “Voting and Meeting Information” section is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website in this proxy statement are inactive textual references only.
What matters am I voting on?
There are three matters scheduled for a vote:
•	Election of each of three Class II directors nominated by our Board and named in this proxy statement to serve for a three-year term until our 2027 annual meeting of stockholders;
•	Approval of an amendment to our Certificate of Incorporation to eliminate supermajority voting provisions;
•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
•	Approval, on an advisory non-binding basis, of the compensation of our NEOs, as described in this proxy statement.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
We have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice because our Board is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We expect to mail the Notice on or about May 13, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
Why are we holding a virtual Annual Meeting?
The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live interactive audio webcast. We believe that hosting a virtual meeting enables greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders. The virtual Annual Meeting will allow our stockholders to ask questions and to vote.
How do I attend and participate in the Annual Meeting?
The Annual Meeting will be held at 8:00 a.m. Pacific time on June 26, 2024 at www.virtualshareholdermeeting.com/OPRT2024. We encourage you to access the Annual Meeting prior to the start time. Online access to the live, interactive audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting, and you should allow ample time to ensure your ability to access the Annual Meeting.
The stockholders’ question and answer session will include questions submitted in advance of, and questions submitted live, during the Annual Meeting. You may submit a question in advance of the meeting by visiting www.proxyvote.com. You may submit a question at any time during the Annual Meeting by visiting www.virtualshareholdermeeting.com/OPRT2024. To log-in to either site to submit a question, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the
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instructions that accompanied your proxy materials. Questions pertinent to the Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on May 7, 2024 (the “Record Date”) will be entitled to vote at the meeting. On the Record Date, there were 35,589,254 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote during the Annual Meeting, or by proxy via the internet, telephone, or mail. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If, on Record Date, your shares of common stock were held, not in your name, but rather by a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and Annual Meeting materials will be forwarded to you by your broker, bank or other nominee. Your broker, bank or nominee is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, you may vote your shares during the Annual Meeting only by obtaining a “legal proxy” and following the instructions from your broker, bank or other nominee.
What if another matter is properly brought before the meeting?
Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as proxyholders in this proxy statement will vote on those matters.
How do I vote?
The procedures for voting are as follows:
Voting by Proxy Without Attending the Annual Meeting
You may direct how your shares are voted by proxy without attending the Annual Meeting.
You may vote your shares by proxy in any of the following three ways:
•
Using the Internet. Stockholders of record may vote online before the Annual Meeting, by going to www.proxyvote.com and following the instructions. Beneficial owners may vote by accessing the website specified on the voting instruction forms provided by their brokers, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, bank or other nominee. Online proxy voting via the internet is available 24 hours a day and will close 11:59 p.m. Pacific time, on June 25, 2024 for shares held by stockholders of record. Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.

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•
By Telephone. Stockholders of record may vote by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Telephone proxy voting is available 24 hours a day and will close 11:59 p.m., Pacific time, on June 25, 2024 for shares held by stockholders of record.

•
By Mail. Stockholders of record may submit proxies by mail by signing and dating the printed proxy cards included with their proxy materials and mailing them in the accompanying pre-addressed envelopes to be received prior to the Annual Meeting. Beneficial owners may vote by signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes in accordance with the instructions provided.

Voting at the Virtual Annual Meeting
You may vote your shares at the Annual Meeting even if you have previously submitted your vote. To vote at the Annual Meeting, log in at www.virtualshareholdermeeting.com/OPRT2024. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held through a broker, bank or other nominee, please follow the instructions provided by your broker, bank or other nominee.
What is the effect of giving a proxy?
A proxy is your legal designation of another person to vote the stock you own at the Annual Meeting. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by voting over the Internet or by telephone, or if you requested to receive a printed copy of the proxy materials, by submitting the proxy card.
Proxies are solicited by and on behalf of our Board, and our Board has designated Raul Vazquez, Jonathan Coblentz and Kathleen Layton to serve as proxy holders for the Annual Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board described herein. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxy holders can also vote your shares on the new meeting date unless you have properly revoked your proxy instructions as described above.
Can I change my vote or revoke my proxy?
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet prior to the vote at the Annual Meeting, or (iii) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Stockholders of record may also follow the instructions provided on the proxy card to submit a new proxy by telephone or via the internet.
If you are a beneficial owner, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, bank or other nominee.
How many votes do I have?
Each holder of common stock will have the right to one vote per share of common stock.
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Are a certain number of shares required to be present at the Annual Meeting?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting for the transaction of any business. If a quorum is established, each stockholder entitled to vote at the Annual Meeting will be entitled to one vote, virtually or by proxy, for each share of stock entitled to vote held by such stockholder on the Record Date, May 7, 2024. On the Record Date, there were 35,589,254 shares of common stock outstanding and entitled to vote. To have a quorum the holders of shares representing an aggregate of 17,794,628 votes must be present virtually or be represented by proxy at the Annual Meeting. Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the Annual Meeting and will be counted for quorum purposes.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote during the Annual Meeting, or through the internet, by telephone or by completing your proxy card before the meeting, your shares will not be voted and will not count toward the quorum.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “Abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of matters voted.
A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.
Proposal No. 1, the election of three Class II directors, Proposal No. 2, the amendment to our Certificate of Incorporation, and Proposal No. 4, the advisory vote on the compensation of our NEOs, respectively, are non-routine matters so your broker, bank or other nominee may not vote your shares on Proposal Nos. 1, 2 and 4 without your instructions. Proposal No. 3, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024, is a routine matter so your broker, bank or other nominee may vote your shares on Proposal 3 even in the absence of your instruction.
What if I return a proxy card but do not make specific choices?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted in accordance with our Board’s recommendations:
•	FOR the election of each of the three Class II directors nominated by our Board and named in this proxy statement to serve for a three-year term until our 2027 annual meeting of stockholders;
•	FOR the approval of an amendment to our Certificate of Incorporation to eliminate supermajority voting provisions;
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•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
•	FOR the approval, on an advisory non-binding basis, of the compensation of our NEOs, as described in this proxy statement.
•	If any other matter is properly presented at the Annual Meeting, the proxyholders named on your proxy card will vote your shares using their best judgment.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will only be able to vote on our only routine matter, Proposal No. 3, the ratification of Deloitte & Touche LLP, as our independent registered accounting firm for the year ending December 31, 2024. In the absence of timely directions, your shares will be treated as a broker non-vote on each of proposals No. 1, the election of three Class II directors, Proposal No. 2, the amendment to our Certificate of Incorporation, and Proposal No. 4, the advisory vote on the compensation of our NEOs, in each case as described above in the section “What happens if I do not vote?”
What vote is required to approve each proposal?
The vote required to approve each proposal, the effect of broker non-votes and the effect of abstentions are set forth below.
Proposal and Description		Vote Required	Effect of Broker Non-Votes	Effect of Abstentions
1 —	Election of three Class II directors	Nominees who receive “For” votes exceeding the number of votes cast “Against” will be elected	No Effect	No Effect
2 —	Approval of an amendment to our Certificate of Incorporation to eliminate supermajority voting provisions
“For” votes from the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors
			Counts Against	Counts Against
3 —	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024
“For” votes from the holders of a majority of the voting power present in person, by remote communication (if applicable), or represented by a proxy at the meeting and entitled to vote on the subject matter
			No Effect(1)	Counts Against
4 —	Approval, on an advisory non-binding basis, of our named executive officer compensation, as described in this proxy statement
“For” votes from the holders of a majority of the voting power present in person, by remote communication (if applicable), or represented by a proxy at the meeting and entitled to vote on the subject matter
			No Effect	Counts Against
(1)
This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other nominee that holds your shares, your broker, bank, or other nominee will have discretionary authority to vote your shares on this proposal. As such, there are not expected to be any broker non-votes on this proposal.

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Who counts the votes?
We have engaged Broadridge Financial Solutions (“Broadridge”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation.
How can I find out the results of the voting at the Annual Meeting?
We expect that preliminary voting results will be announced during the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Oportun or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
When are stockholder proposals due for next year’s annual meeting of stockholders?
Requirements for stockholder proposals to be considered for inclusion in our proxy materials.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2025 annual meeting of stockholders must be received by us not later than January 13, 2025 in order to be considered for inclusion in our proxy materials for that meeting.
Requirements for stockholder proposals to be brought before an annual meeting.
Our amended and restated bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting but not included in our proxy statement, the stockholder must give timely notice thereof in writing to our Corporate Secretary at Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070. To be timely for the 2025 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 26, 2025 and March 28, 2025. A stockholder’s notice to the Corporate Secretary must also set forth the information required by our amended and restated bylaws.
In addition to satisfying the requirements of our amended and restated bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than April 27, 2025.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained on our investor relations website (http://investor.oportun.com/corporate-governance/governance-overview).
Who is paying for this proxy solicitation?
Our Board is soliciting your vote in connection with the Annual Meeting. We will pay for the entire cost of soliciting proxies for the Annual Meeting. In addition to these proxy materials, our directors and employees may
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also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.
How can I contact Oportun’s transfer agent?
Stockholders may contact our transfer agent, Equiniti Trust Company, LLC, by calling 1-800-937-5449, by emailing helpast@equiniti.com, or by writing to EQ, PO Box 500, Newark, NJ 07101. Also see our transfer agent’s website at https://equiniti.com to get more information about these matters.
What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website, please call 800-586-1548 (domestic) or 303-562-9288 (international) for assistance.
What is “householding” and how can I obtain an additional copy of the proxy statement?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
We are sending only one set of Annual Meeting materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Annual Meeting materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.
Stockholders who would like to receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy statement and annual report, may contact Broadridge as follows:
Broadridge Householding Department
51 Mercedes Way
Edgewood, New York 11717
(866) 540-7095
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
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Proposal No. 1 — Election of Directors
Our Board has nominated Ms. Lee, Mr. Miramontes, and Mr. Tambor for election as Class II directors at the Annual Meeting. Each has consented to being named as a nominee in this proxy statement and to serve as a Class II director, if elected. Ms. Lee and Mr. Miramontes are currently directors of the Company. Mr. Tambor is currently a Board observer of the Company. The current term of Mr. Banks will expire at the Annual Meeting. Our Board thanks Mr. Banks for his distinguished service as director and for his significant contributions to Oportun. For information concerning the nominees, see “Board of Directors Biographies.”
Our Board is currently composed of ten members. In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. This classification of our Board may have the effect of delaying or preventing changes in control of the Company. Our directors are divided into the three classes as follows:
•	Class I directors: Ms. Barefoot, Ms. Smith and Mr. Daswani, whose terms will expire at the annual meeting of stockholders to be held in 2026.
•
Class II directors: Ms. Lee, Mr. Miramontes, and Mr. Tambor, if elected at this Annual Meeting, will serve until their terms expire at the annual meeting of stockholders to be held in 2027 and until their successors have been duly elected and qualified, or their earlier death, resignation, or removal.

•	Class III directors: Mr. Minetti, Mr. Parker, Mr. Vazquez, and Mr. Williams, whose terms will expire at the annual meeting of stockholders to be held in 2025.
We believe that all nominees will be able and willing to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors that constitute our Board.
Vote Required
Nominees who receive “For” votes exceeding the number of votes cast “Against” will be elected. Broker non-votes and abstentions will have no effect on this proposal. Unless you direct otherwise through your proxy voting instructions, the persons named as proxyholders will vote all proxies received “FOR” the election of Ms. Lee, Mr. Miramontes, and Mr. Tambor.
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF
THE NOMINEES.
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Proposal No. 2 — Adoption of Amendment to Certificate of Incorporation to Eliminate Supermajority Voting Provisions
Currently, our Certificate of Incorporation provides that in order for the stockholders to take certain actions, those actions require the approval of more than a majority vote by stockholders. More specifically:
•
Paragraph (C)(b) of Article V of our Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors is required to remove directors.

•
Paragraph (E)(1) of Article V of our Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders to adopt, amend or repeal the Bylaws of the Company.

•
Paragraph (B) of Article VIII of our Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or repeal the following articles in the Certificate of Incorporation: (i) Article V (which includes provisions relating to the constitution of the Board, including size of the Board, election of directors, term of office, filling of vacancies, removal of directors and Bylaw provisions and amendments), (ii) Article VI (which provides for the exculpation of liability for directors), (iii) Article VII (an exclusive forum provision), and (iv) Article VIII (which governs the adoption, amendment, alteration or repeal of certain provisions of our Certificate of Incorporation).

After considering the advantages and disadvantages of these supermajority voting provisions, including the feedback received from our stockholders, the Board has determined it is in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to eliminate these supermajority voting provisions. As such, the Board has unanimously approved, and recommends that the Company’s stockholders approve, an amendment to our Certificate of Incorporation to eliminate these supermajority voting provisions (the “Amended and Restated COI”).
Because brokers may not cast a vote on this proposal without your instruction, it is very important that you vote your shares.
The Amended and Restated COI is attached to this Proxy Statement as Appendix B. Stockholders are urged to read the Amended and Restated COI in its entirety.
On October 10, 2023, the Board approved the amendment and restatement of our amended and restated bylaws in order to, among other things, replace the provision requiring a supermajority vote in order for our stockholders to amend our bylaws with a majority vote threshold.
If this Proposal No. 2 is approved, the amendment to our Certificate of Incorporation will occur upon the filing of the Amended and Restated COI with the Delaware Secretary of State. The Company would make that filing promptly after the Annual Meeting if our stockholders approve the amendment. If this Proposal No. 2 is not approved, our Certificate of Incorporation will remain unchanged and the supermajority provisions in our Certificate of Incorporation will not be eliminated.
Vote Required
The approval of the amendment to our Certificate of Incorporation requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors. Broker non-votes and abstentions will have the same effect as voting against this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.
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Proposal No. 3 — Ratification of the Selection of Independent Registered Public Accounting Firm
Our audit and risk committee has selected Deloitte & Touche LLP, as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2024. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2010. The audit and risk committee reviews the performance of the independent registered public accounting firm annually.
At the Annual Meeting, stockholders are being asked to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by our amended and restated bylaws or other applicable legal requirements. However, our Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this selection is not ratified by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting, such selection will be reconsidered by our audit and risk committee. Even if the selection is ratified, our audit and risk committee, in its sole discretion, may select another independent registered public accounting firm at any time during the year ending December 31, 2024 if the committee believes that such a change would be in the best interests of Oportun and its stockholders. A representative of Deloitte & Touche LLP is expected to be present during the Annual Meeting, where he or she will be available to respond to appropriate questions from stockholders and, if he or she desires, to make a statement.
Vote Required
The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the voting power present in person, by remote communication (if applicable), or represented by a proxy at the meeting and entitled to vote on the subject matter. Broker non-votes will have no effect on this proposal and abstentions will count as a vote against this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.
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Principal Accountant Fees and Services
The following table reflects the aggregate fees for audit and other services provided by Deloitte & Touche LLP for the years ended December 31, 2023 and 2022:
	Year Ended December 31,
	2023	2022
Audit Fees(1)	$2,361,346	$2,492,625
Audit-Related Fees(2)	441,260	810,500
Tax Fees(3)	387,972	748,751
Total Fees	$3,190,578	$4,051,876
(1)
Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, statutory audit fees, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.

(2)
Audit-Related Fees consist of fees for assurance and related services, including issuance of agreed upon reports, fees related to due diligence procedures, and fees related to service organization controls reporting.

(3)	Tax Fees consist of fees for U.S. and international corporate tax compliance and consulting services.
Audit and Risk Committee Oversight of Independence and Pre-Approval Policy
At least annually, consistent with the applicable SEC and Public Company Accounting Oversight Board (“PCAOB”) rules, the audit and risk committee receives and reviews written disclosures from our independent registered public accounting firm, Deloitte & Touche LLP, delineating all relationships between them, or their affiliates, and the Company, or persons in financial oversight roles at the Company, that may reasonably be thought to bear on independence. The audit and risk committee considers and discusses with Deloitte & Touche LLP any potential effects of any such relationships on their independence as well as any compensation or services that could affect their objectivity and independence.
As part of the audit and risk committee’s oversight of independence, the committee determines and approves engagements of Deloitte & Touche LLP to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid, prior to the commencement of such engagements. All of the services provided by Deloitte & Touche LLP for the years ended December 31, 2023 and 2022 described above were pre-approved by the audit and risk committee. Our audit and risk committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.
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Proposal No. 4 — Advisory Non-binding Vote on Executive Compensation
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory non-binding vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes “Executive Compensation,” the compensation tables, and the narrative disclosures that accompany the compensation tables (a “Say-on-Pay” vote). We encourage stockholders to read “Executive Compensation,” beginning on page 39 of this proxy statement, which describes the details of our executive compensation program and the decisions made by the compensation and leadership committee in 2023. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Our Board and compensation and leadership committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.
Accordingly, we are asking our stockholders to vote “FOR” the following resolution:
RESOLVED, that the stockholders hereby approve, on an advisory non-binding basis, the compensation paid to the Company’s NEOs, as disclosed in the Company’s proxy statement for the Annual Meeting, pursuant to the compensation disclosure rules of the SEC, including in “Executive Compensation”, the compensation tables and the narrative discussions that accompany the compensation tables.
As an advisory vote, the proposal is not binding on our management team, our Board and our compensation and leadership committee. However, the compensation and leadership committee and our Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of this vote when making future executive compensation decisions.
Vote Required
The approval of this advisory non-binding proposal requires a majority of the voting power present in person, by remote communication (if applicable), or represented by a proxy at the meeting and entitled to vote on the subject matter. Broker non-votes will have no effect on this proposal and abstentions will count as a vote against this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.
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Directors, Executive Officers, and Corporate Governance
We are committed to having sound corporate governance principles that we believe promote long-term value and serve the best interest of all our stockholders, members, employees, partners, and other stakeholders. Some highlights of our corporate governance practices are listed below:
Governance Highlights

• Single class of shares with equal voting rights

• Strong and active Lead Independent Director

• Independent Board - 9 out of 10 directors are independent

• Each standing committee is comprised entirely of independent directors

• Each director attended at least 75% of board and committee meetings

• Stock ownership requirements for current
Section 16 officers and directors

• Clawback policies for certain current and former officers

• Executive sessions of independent directors are held at every quarterly Board meeting

• Annual Board and committee evaluation processes

• Robust risk oversight by full Board and committees

• Annual “Say-on-Pay” advisory votes

• Company policies prohibit short sales, transactions in derivatives and hedging of Company securities by directors, officers and employees

• Annual review of Code of Business Conduct, committee charters and corporate governance policies

Oportun is strongly committed to good corporate governance practices, which we have established to serve the best interests of the Company and its stockholders. These practices provide an important framework within which our Board and management can pursue our strategic objectives. Our Board is currently comprised of ten members, divided into three classes with staggered three-year terms. Mr. Banks is not nominated for re-election to the Board but will serve on the Board until the 2024 Annual Meeting. Nine of our ten directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Our Board consists of a diverse group of highly qualified leaders in their respective fields. The Board and the nominating, governance and social responsibility committee believe the skills, qualities, attributes and experience of our directors provide Oportun with business acumen and a diverse range of perspectives to engage each other and management to carefully address Oportun’s evolving needs and represent the best interests of Oportun stockholders.
80% Directors self-identify as female or from an underrepresented community	30% Female directors on our Board	50% Board committee leadership positions held by female directors
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Director Experience and Expertise
The chart below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of our directors, because of their particular relevance to Oportun’s business. The following chart does not encompass all the experience, qualifications, attributes or skills of our directors.

Director Independence
The listing rules of Nasdaq generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Additionally, compensation committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In order to be considered independent for purposes of Rule 10C-1, a member of the compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our Board conducts an annual review of the independence of our directors. In its most recent review, our Board determined that Mr. Banks, Ms. Barefoot, Mr. Daswani, Ms. Lee, Mr. Minetti, Mr. Miramontes, Mr. Parker, Ms. Smith, and Mr. Williams, representing nine of our ten directors, are “independent directors” as defined under the applicable listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. Our Board has also determined that all members of our audit and risk committee, compensation and leadership committee, and nominating, governance and social responsibility committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Mr. Williams currently serves as our Lead Independent Director and we do not have a Chairman of our Board. The Board believes that the current structure allows our CEO to focus on managing Oportun, while leveraging our Lead Independent Director’s experience to drive accountability at the Board level. The Board also believes its current leadership
14

structure best serves our overall corporate structure and the Board’s ability to carry out its roles and responsibilities on behalf of Oportun’s stockholders, including its oversight of management and corporate governance matters.
The current membership and function of each standing committee is described on the following page. Each committee operates under a written charter adopted by the Board, which is available at https://investor.oportun.com/corporate-governance.
Executive Sessions of Independent Directors
In order to encourage and enhance communication among independent directors, and as required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions on a quarterly basis, at which only independent directors are present. Our Board believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of our Board, as a whole.
Board Meetings and Attendance
Our Board and its committees meet at least quarterly, and also hold special meetings and act by written consent from time to time. Our Board met 17 times during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our Board and of the committees on which they served.
Board Committees
Our Board has established an audit and risk committee, a compensation and leadership committee, a credit risk and finance committee and a nominating, governance and social responsibility committee. Our Board may establish other committees to facilitate the oversight of our business. The composition and functions of each committee are described below. Each of the committees operates pursuant to a written charter, available on our investor relations website (http://investor.oportun.com/corporate-governance/governance-documents). Members serve on these committees until their resignation or until otherwise determined by our Board.
	Audit and Risk Committee	Compensation and Leadership Committee	Credit Risk and Finance Committee	Nominating, Governance and Social Responsibility Committee
Roy Banks(1)*		C		M
Jo Ann Barefoot(2)			M	M
Mohit Daswani(3)	M, E	M
Ginny Lee		M		C
Carlos Minetti(4)			M	M
Louis P. Miramontes(5)	M, E	M
Scott Parker(6)	M, E	M
Sandra A. Smith(7)	C, E		M
R. Neil Williams(8)L	M, E		C
C - Committee Chair  M - Committee Member  L - Lead Independent Director  E - Audit Committee Financial Expert
(1)
Effective June 6, 2023, Mr. Banks was appointed as the chair of the compensation and leadership committee. Effective February 7, 2024, Mr. Banks was no longer a member of the credit risk and finance committee and was appointed as a member of the nominating, governance and social responsibility committee.

(2)	Effective February 7, 2024, Ms. Barefoot was appointed as a member of the nominating, governance and social responsibility committee and was no longer a member of the audit and risk committee.
(3)	Effective February 7, 2024, Mr. Daswani was appointed as a member of the audit and risk committee and the compensation and leadership committee.
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(4)	Effective February 7, 2024, Mr. Minetti was appointed as a member of the credit risk and finance committee and the nominating, governance and social responsibility committee.
(5)
Effective February 7, 2024, Mr. Miramontes was appointed as a member of the compensation and leadership committee and was no longer a member of the nominating, governance and social responsibility committee.

(6)	Effective April 19, 2024, Mr. Parker was appointed as a member of the audit and risk committee and the compensation and leadership committee.
(7)
Effective November 4, 2023, Ms. Smith was appointed as the chair of the audit and risk committee. On the same date, Ms. Smith stepped down as the chair of the credit risk and finance committee, and continued as a committee member.

(8)
Effective November 4, 2023, Mr. Williams was appointed as the Lead Independent Director. On the same date, Mr. Williams was appointed as the chair of the credit risk and finance committee and he stepped down as the chair of the audit and risk committee and continued as a committee member.

*	Mr. Banks was not nominated for re-election at the 2024 annual meeting of stockholders.
Audit and Risk Committee
Sandra A. Smith (Chair)*+ Mohit Daswani+ Louis Miramontes+ Scott Parker+ R. Neil Williams+ Audit and Risk Committee Report page 34 *Since November 2023 +Financial Expert
Primary responsibilities:
 • Oversee the integrity of Oportun’s financial statements and Oportun’s accounting and financial reporting process (both internal and external) and financial statement audits;
 • Oversee the qualifications and independence of the independent auditor;
 • Oversee the performance of Oportun’s internal audit function and independent auditors;
 • Oversee finance matters;
 • Review and approve related-person transactions;
 • Oversee enterprise risk management; privacy and data security; and the auditing, accounting, and financial reporting process generally; and
 • Oversee Oportun’s systems of internal controls, including the internal audit function.
Our Board has determined that Mr. Daswani, Mr. Miramontes, Mr. Parker, Ms. Smith and Mr. Williams each qualifies as an “audit committee financial expert” as that term is defined under the SEC, and possesses financial sophistication, as defined under the Nasdaq listing standards.

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Compensation and Leadership Committee
Roy Banks (Chair)* Mohit Daswani Ginny Lee Louis Miramontes Scott Parker Compensation and Leadership Committee Report page 61 *Since June 2023
Primary responsibilities:
 • Oversee human resources, compensation and employee benefits programs, policies, and plans;
 • Review and advise on management succession planning and executive organizational development;
 • Review and approve the compensatory arrangements with our executive officers and other senior management;
 • Approve the compensation program for Board members;
 • Assist the Board in its oversight of management’s strategies, policies, and practices relating to Oportun’s people and teams; and
 • Oversee Oportun’s policies and strategies relating to culture and human capital management, including diversity, equity, inclusion and belonging (DEIB).
For a description of the compensation and leadership committee’s processes and procedures, including the roles of its independent compensation consultant and the CEO in support of the committee’s decision-making process, see the section entitled “Executive Compensation” beginning on page 39.

Credit Risk and Finance Committee
R. Neil Williams (Chair)* Jo Ann Barefoot Carlos Minetti Sandra A. Smith *Since November 2023
Primary responsibilities:
 • Review the quality of our credit portfolio and the trends affecting that portfolio through the review of selected measures of credit quality and trends;
 • Oversee credit and pricing risk and monitors policy administration and compliance;
 • Monitor projected compliance with the covenants and restrictions arising under our financial obligations and commitments;
 • Assess funding acquisitions, borrowing and lending strategy; and
 • Review potential financial transactions and commitments, including equity and debt financings, capital expenditures, and financing arrangements.

Nominating, Governance and Social Responsibility Committee
Ginny Lee (Chair)* Roy Banks Jo Ann Barefoot Carlos Minetti *Since November 2022
Primary Responsibilities:
 • Identify and recommend qualified candidates for election to the Board;
 • Oversee the composition, structure and size of the Board and its committees;
 • Oversee corporate governance policies and practices, including Oportun’s Code of Business Conduct;
 • Oversee Oportun’s strategies, policies, and practices relating to environmental, social and governance (ESG) matters, responsible lending practices, government relations, charitable contributions and community development, human rights and other social and public policy matters; and
 • Oversee the annual Board performance self-evaluation process.

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Diversity
The nominating, governance and social responsibility committee recognizes the benefits associated with a diverse board and takes diversity considerations into account when identifying candidates. The table below provides certain highlights of the composition of our Board members as of April 24, 2024. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
Total number of directors	10
Gender identity	Female	Male
	3	7
Number of Directors who identify in Any of the Categories Below:
African American or Black	—	1
Alaskan Native or Native American	—	—
Asian	1	1
Hispanic or Latinx	—	3
Native Hawaiian or Pacific Islander	—	—
White	2	1
Two or More Races or Ethnicities	—	—
LGBTQ+	—	—
Did Not Disclose	—	1
Directors who are Military Veterans: 1
Compensation and Leadership Committee Interlocks and Insider Participation
None of the members of our compensation and leadership committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of the Board, compensation and leadership committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our compensation and leadership committee.
Director Qualifications and Nomination Process
Board Diversity
We are committed to maintaining a Board with the right mix of skills, experiences, background, and diversity required to guide Oportun. Eight out of ten (80%) of our Board members self-identify as female or as a member of an underrepresented minority group. While the Board has not adopted a formal policy regarding diversity in identifying director nominees, we are committed to actively seeking out highly qualified women and individuals from underrepresented groups to include in the pool from which the nominees for the Board are chosen. A diverse Board makes prudent business sense as it helps Oportun understand and better serve the financial needs of our diverse member base. The nominating, governance and social responsibility committee considers the skills, expertise and background of director nominees. The nominating, governance and social responsibility committee seeks director nominees that would complement and enhance the effectiveness of the existing Board and ensure that its members are appropriately diverse with various relevant backgrounds, skills, knowledge, perspectives, and experiences.
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Nomination to our Board
Our Board has delegated to our nominating, governance and social responsibility committee the responsibility of identifying suitable candidates to nominate to our Board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines, the committee’s charter and applicable laws. The identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of the Board from time to time. As a result, there is no specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet legal, regulatory and Nasdaq listing requirements and the provisions of our organizational documents and committee charters. For nominations of potential candidates made other than by our Board, the stockholder or other person making such nomination shall comply with Oportun’s amended and restated bylaws, including without limitation, submission of the information or other materials required with respect to proposed nominees. Each potential candidate must provide a list of references and agree (i) to be interviewed by the nominating, governance and social responsibility committee or other directors in their discretion, and (ii) to have the qualifications of the potential candidate reviewed by the Company. Prior to nomination of any candidate by our Board, each member of our Board shall be provided the opportunity to meet with a candidate. Any candidate nominated shall upon request agree in writing to comply with Oportun’s Corporate Governance Guidelines and all other Oportun policies and procedures applicable to members of our Board.
The nominating, governance and social responsibility committee will consider director candidates recommended by our stockholders. The nominating, governance and social responsibility committee does not intend to alter the manner in which it evaluates a candidate for nomination to our Board based on whether or not the candidate was recommended by a stockholder.
Director Qualifications
Our Board will determine the appropriate characteristics, skills and experience for our board of directors as a whole and for its individual members. Our Board considers recommendations for nominees from the nominating, governance and social responsibility committee. Our Board will consider the minimum general criteria set forth below, and may add additional criteria in specific searches to select candidates and existing directors for service on our Board. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. Our Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, as well as having the highest personal integrity and ethics.
In considering candidates recommended by the nominating, governance and social responsibility committee, our Board intends to consider such factors as (i) possessing relevant expertise upon which to be able to offer advice and guidance to management, (ii) having sufficient time to devote to the affairs of the Company, (iii) demonstrated excellence in his or her field, (iv) having the ability to exercise sound business judgment and (v) having the commitment to rigorously represent the long-term interests of our stockholders. Our Board reviews candidates for director nomination in the context of the current composition of our Board, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, our Board considers diversity, skills, and such other factors as it deems appropriate given the current needs of our Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, our Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our Board will also determine whether the potential candidates satisfy the independence requirements of any stock exchange on which any of the Company’s capital stock is listed.
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Agreement with Findell Capital Management LLC
On April 19, 2024, we entered into a letter agreement (the “Findell Agreement”) with Findell Capital Management LLC and certain of its affiliates (collectively, “Findell”).
Pursuant to the Findell Agreement, on April 19, 2024, the Board increased the size of the Board from nine to 10 directors and appointed Mr. Parker to serve on the Board as a Class III director, with a term expiring at our 2025 annual meeting of stockholders. Mr. Parker was also appointed to the Board’s audit and risk committee and compensation and leadership committee.
In addition, the Board appointed Mr. Tambor as an observer of the Board and agreed to include Mr. Tambor on our director slate for election at the Annual Meeting as a Class II director, with a term expiring at the 2027 annual meeting of stockholders. While an observer of the Board, Mr. Tambor will be permitted to attend meetings of the Board and reasonably participate but will not vote at such meetings. If Mr. Tambor is elected to the Board at the Annual Meeting, the Findell Agreement provides that he will be appointed to the credit risk and finance committee and the nominating, governance and social responsibility committee and his service as an observer of the Board will terminate.
The Findell Agreement further provides, among other things, that:
•
during the Restricted Period (as defined below), as long as Findell’s aggregate net long ownership of common stock remains at or above four percent of the then-outstanding shares of common stock, in the event that either of Messrs. Tambor or Parker is no longer serving on the Board due to death or disability or resigns as a director or otherwise ceases to be a director for any reason, then Findell will be entitled to identify and propose a nominee for the replacement of such director, subject to the approval of the Board and such nominee meeting qualifications specified in the Findell Agreement;

•
Findell will be subject to customary standstill restrictions, including, among others, not (i) acquiring beneficial ownership of more than 9.9 percent of the then-outstanding voting securities of the Company; (ii) soliciting proxies and related matters; and (iii) engaging or participating in certain extraordinary transactions involving the Company, each of the foregoing subject to certain exceptions;

•
during the Restricted Period, Findell will vote all shares of voting securities of the Company beneficially owned by it and over which it has the right to vote in accordance with the Board’s recommendations with respect to (i) the election or removal of directors of the Company and (ii) any other proposal submitted to stockholders of the Company, subject, in the case of clause (ii), to certain exceptions relating to proposals for which the recommendations made by Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC are inconsistent with the recommendation of the Board and to Findell’s right to vote in its sole discretion on any proposal with respect to an extraordinary transaction;

•	neither the Company nor Findell will disparage or sue the other party, subject to certain exceptions;
•
unless otherwise mutually agreed to in writing by each party, the Findell Agreement will remain in effect until 11:59 p.m., Pacific time, on the day that is 15 days prior to the deadline for the submission of stockholder nominations of directors and business proposals for our 2025 annual meeting of stockholders (such period, the “Restricted Period”); and

•
the Company will reimburse Findell for documented out-of-pocket legal and other expenses incurred in connection with its nomination of director candidates, the negotiation and execution of the Findell Agreement and related matters, provided that such reimbursement will not exceed $225,000.

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Stockholder Outreach
Our Board values the input of our stockholders, and we are committed to actively engaging with the investment community. In the chart below, we detail the features of our stockholder outreach.
Investment Community Engagement

Corporate Responsibility at Oportun
The full Board reviews and provides oversight of ESG priorities, and two Board-level committees also have direct oversight responsibility for ESG-related activities. Management organizations provide strategic guidance and help drive activities.
Board of Directors		Management
Nominating, Governance and Social Responsibility Committee	Compensation and Leadership Committee	• Executive Management Team • Sustainability Task Force • Employee resource groups with Executive Sponsors
Oversees our ESG strategy, activity, and programs, as well as advising on engagement with external stakeholders.	Oversees our policies and strategies relating to culture and human capital management, including DEIB.
Our commitment to ESG extends throughout our entire organization. Our Board provides oversight, advice, and counsel on our business and ESG strategies. The nominating, governance and social responsibility committee has been delegated by the Board to directly oversee our ESG strategy and regularly updates the Board as a whole. Our CEO and senior management team prioritize and manage responsible and conscientious business operations to deliver on our mission and guiding principles. Each of our business units and employees serve every day to deliver an impactful suite of products and services to our members. Our ESG priorities align with our mission and values as we advance sustainable solutions for our members, cultivate an inclusive work environment, and strengthen our communities.
Our Corporate Responsibility and Sustainability Report outlines our priorities around social impact, environmental sustainability, and governance, and highlights the resources we have invested in giving back to the communities that enable us to thrive as a mission-driven organization. As part of our commitment to continuous improvement, we expect to build on ESG content and analysis in future iterations of this report. We encourage you
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to review our most recent Corporate Responsibility and Sustainability Report (located on our website at https://investor.oportun.com/esg) for more detailed information. Nothing on our website, including our Corporate Responsibility and Sustainability Report or sections thereof, shall be deemed incorporated by reference into this proxy statement. Below are key focus areas of our ESG strategy and descriptions of recent progress:
Social Impact
For Oportun, serving our members means building their financial resiliency and ensuring that trustworthy and hardworking people always have access to responsible and affordable credit that fits their needs. Our intelligent lending and savings platform is designed to help people, even those who are not well served by mainstream financial institutions, access credit and automate their savings without impacting their ability to meet daily spending needs. By applying artificial intelligence to automate their financial health through adequate savings and credit when they need it, we believe we can address the very real daily financial needs of millions of people living in the U.S.
Creating a lasting and positive social impact is an intentional output of the mission and values that guide what we do at Oportun. We are dedicated to helping our members build a better future through improved financial health outcomes. In our pursuit of economic equity and prosperity, we are advancing causes that are fundamental to basic human rights. We are providing opportunities for those who are often overlooked and excluded from the financial mainstream. Since our inception in 2005, we have extended over $17.8 billion in affordable and responsible credit to hardworking individuals. In that time, we have saved our members more than $2.4 billion in interest and fees versus the other credit products typically available in low-and middle-income communities and helped our members save an average of $1,800 annually. In addition, we have helped put more than 1.1 million people on a path toward financial inclusion by helping them start building a credit history. The financial health impact of our product offerings include:

(1)
Based on the average cost of borrowing $500, $1,500 and $3,000 as determined by a study prepared for Oportun by the Financial Health Network (FHN) “True Cost of a Loan,” October 2021, calculated as of December 2023.

(2)	Based on the cost of borrowing $500 as determined by a study prepared for Oportun by the Financial Health Network (FHN) “True Cost of a Loan,” October 2021, calculated as of December 2023.
(3)	Calculated based on headcount as of December 31, 2023.
(4)	Amount calculated based on a study prepared for Oportun by FHN “Oportun: The True Cost of a Loan,” October 2021, calculated as of December 2023.
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Community Involvement
Since 2016, Oportun has given at least 1% of its net profit—totaling over $4.7 million—through charitable contributions to nonprofit organizations and schools, investing a portion of earnings back into the communities we serve. These are Oportun’s three charitable focus areas:

Across all our focus areas, we prioritize partnerships and nonprofit organizations serving traditionally underserved communities and people of color. We have taken steps to implement meaningful actions and continue to challenge ourselves to improve upon key areas in our business where we can advance social justice and economic equity. In 2023, more than half our total giving was directed towards organizations serving low-and-middle income communities and communities of color.
We’re proud of the member-first, results-oriented culture that we’ve built together. At its center is a deep-seated connection to our mission to serve those who are not served well by the financial mainstream. We value and reward the role each of our employees play in serving our members, uplifting our communities, and fulfilling our mission. Some highlights in 2023 include:
•
Volunteer Time Off. Oportun Volunteer Time Off provides eligible employees with the ability to spend up to 1% of their annual paid time to volunteer at qualified nonprofit organizations and schools of their choice.

•
Annual Volunteer Week. In our 5th Annual Volunteer Week in 2023, Oportun employees in India, Mexico, and the U.S. donated their time under this year’s theme of Greener Together to in-person and virtual service opportunities. These included completing an app-based challenge of eco-inspired actions; creating pollinator kits for youth in Mexico to encourage their interest in nature and care for the environment; and creating kitchen gardens in Chennai for a home for abandoned children with intellectual disabilities.

•
Giving Back. In addition to the hundreds of hours of time donated by our employees, their giving spirit was similarly demonstrated by their individual cash donations of more than $100,000, with Oportun match, in support of important causes at home and abroad.

Diversity and Inclusion
We actively foster a diverse, equitable, and inclusive work environment. The Oportun team reflects the communities where we live and serve our members, and all employees are treated equitably, fairly, and with respect. At Oportun, everyone is valued for their unique experience and all should feel that they belong. Below are certain diversity data of our employee population as of December 31, 2023.

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We continue to invest significant time and effort toward executing diversity and inclusion best practices across Oportun. Our compensation and leadership committee receives updates at least annually on the Company’s progress on DEIB initiatives, including key performance metrics, and the Chief People Officer regularly presents to the compensation and leadership committee. Our 2023 accomplishments highlight the sincerity and urgency that we are taking to deliver on our DEIB commitments:
•	Hosted month-long programming for various heritage and history month celebrations, such as Black History Month, International Women's Day (celebrated throughout March) and Hispanic Heritage Month.
•	Held webinars with external senior level guest speakers discussing their diverse backgrounds and experiences which touched on improving diversity and inclusion and addressing unconscious bias.
•
Held webinars on mental health awareness and de-stigmatization, including a live session with psychotherapist Amy Morin, LCSW & author of ‘13 Things Mentally Strong People Don't Do: Take Back Your Power, Embrace Change, Face Your Fears, and Train Your Brain for Happiness and Success’.

Environmental
We are taking, and will continue to take, steps to reduce our own environmental footprint. Oportun recognizes that a sustainable healthy planet is critical to ensuring the long-term success of our business and the well-being of the communities we serve.
Across our operations, we are engaging with our leasing and procurement partners to evaluate measures to better record and report on our energy usage, upgrade our store designs and include more sustainable materials, and improve our waste management practices. In 2023, other areas that we made progress in include:
Using less paper Processed 98% of our loan applications electronically thereby avoiding unnecessary paper waste.
Saving trees Our Standard Personal Loan contract consists, on average, of 36 pages, reducing the use of 16,216,596 pieces of paper and saving approximately 1,946 trees.
Increasing energy efficiency Maintained LED lighting and dimming features to reduce energy consumption in our San Carlos headquarters and Frisco office.
Ethics, Conduct, and Culture
Governance over Culture
At Oportun, we review and monitor our enterprise risks through our robust compliance management system. We prioritize those areas overseen by our audit and risk committee and credit risk and finance committee and actively monitor for new and evolving risks. Compliance risk assessments and audits are a key component of our risk management process and are conducted periodically based on the degree of risk exposure. These assessments inform our risk management strategies, which in turn are evaluated and implemented in the day-to-day execution of our business decisions. Fundamental to our approach to risk management is ensuring we adhere to all local, national and international legal and regulatory requirements.
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Programs and Efforts that Embed Culture
We seek to create a culture that promotes honesty, fairness, and integrity in all of our interactions. One of the primary ways we reinforce this commitment is through compliance training. All of our employees are required to participate in our training programs that include, among other topics, expected ethical and professional behaviors. In addition, each of our employees must sign and acknowledge our Code of Business Conduct annually. We also offer role-specific regulatory training on a cadence from every six-months to a year to ensure our team members are aware of the current regulatory and compliance procedures and policies. The following are a few examples of our programs and associated efforts to set, reinforce, and embed our culture at Oportun:
•	Communications and awareness efforts concerning our mission and core values.
•	Embedding our company values into key aspects of our employee life cycle, such as hiring and performance reviews.
•	Employee trainings on key culture-related themes, including cultural awareness, harassment and discrimination prevention, and workplace incident management.
Code of Business Conduct and Corporate Governance Guidelines
Our Board has adopted a Code of Business Conduct and Corporate Governance Guidelines that apply to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Corporate Governance Guidelines are available on our investor relations website (http://investor.oportun.com/corporate-governance/governance-documents). We intend to disclose any amendments to the Code of Business Conduct, or any waivers of its requirements, on our website to the extent required by the applicable rules and stock exchange requirements.
Whistleblower Hotline
Oportun expects employees to raise concerns or questions regarding ethics, discrimination or harassment matters, and to promptly report suspected violations of laws or breaches of our policies. We offer several channels by which employees may report such matters or suspected violations, including violations of our Code of Business Conduct, sales practices, accounting, or auditing matters, or other violations of law. These channels include a dedicated email address and confidential reporting hotline that is staffed by live operators managed by a third-party vendor who can connect to translators to accommodate multiple languages. Any reported activity is investigated internally under the direction and oversight of our audit and risk committee. We protect those who come forward with our accompanying Non-retaliation Policy.
Stockholder Communications with our Board
Stockholders of the Company wishing to communicate with our Board or an individual director may send a written communication to our Board or such director c/o Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070 Attn: Corporate Secretary. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party. Alternatively, stockholders may submit communications to our Board through our investor relations website at https://investor.oportun.com/contact.
The Company’s Corporate Secretary will review each communication to determine whether it is appropriate for presentation to our Board or such director. Examples of inappropriate communications include product complaints, product inquiries, new product suggestions, resumes or job inquiries, surveys, solicitations or advertisements, or hostile communications.
Communications determined by the Corporate Secretary to be appropriate for presentation to our Board or such director will be submitted to our Board or such director on a periodic basis. Communications determined by
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the Corporate Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.
Role of our Board in Risk Oversight
The audit and risk committee and the credit risk and finance committee of our Board are primarily responsible for overseeing our risk management processes on behalf of our Board. The audit and risk committee and the credit risk and finance committee receive reports from management and our internal risk committees on at least a quarterly basis regarding our assessment of risks. In addition, each of the audit and risk committee and the credit risk and finance committee reports regularly to our Board, which also considers our risk profile. The audit and risk committee, credit risk and finance committee and our Board focus on the most significant risks we face and our general risk management strategies. While our Board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board expects management and our internal risk committees to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit and risk committee, credit risk and finance committee and our Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the leadership structure of our Board, which also emphasizes the independence of our Board in its oversight of its business and affairs, supports this approach.
Cybersecurity Risk Oversight
The audit and risk committee oversees the Company’s cyber risk management program. The audit and risk committee receives quarterly updates on cybersecurity and information systems from management, or more frequently if circumstances warrant, including on topics related to information security, data privacy and cyber risks and mitigation strategies. We have developed a program that is designed to protect and preserve the confidentiality, integrity, and continued availability of information owned by, or in the care of, the Company. This program includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of material cybersecurity incidents and the maintenance by the Company of insurance coverage to defray the cost in the event of an information security breach. If a material breach were to occur, we would update the audit and risk committee in accordance with our incident response plan.
Our management team ensures there is a culture of security awareness by raising its profile in corporate communications, training efforts, and routine roundtables with department leaders. In addition, our employees participate in annual cybersecurity training. In the last three years, the expenses we have incurred from information security breach incidences were immaterial, and none of which related to penalties or settlements.
Role of our Board in Leadership Development
The Board oversees and is regularly updated on the company’s leadership development and talent management strategies, which are designed to attract, develop, and retain business leaders who can drive strategic corporate and financial objectives and enhance long-term stockholder value. The Board formally reviews and discusses management development and succession plans for the CEO and the executive team, including individual executive transitions as the need arises over the course of each year. The reviews include an assessment of senior executives and their potential as successor to the CEO. The Board has adopted procedures to facilitate the prompt election of a successor in the event of the CEO’s sudden incapacity or departure.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines to align the interests of our directors and executive officers with those of our stockholders. The guidelines provide that non-employee directors should each own Oportun stock with a value of at least five times the annual base retainer for non-employee directors. Oportun’s
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CEO should own Oportun stock with a value of at least six times his annual base salary. Each Section 16 officer should own Oportun stock with a value of at least three times their annual base salary. Unearned performance awards and unexercised options (or portions thereof) are not included for purposes of satisfying the applicable ownership requirement.
Board of Directors Biographies
The following is biographical and certain other information for each of our directors who are nominated for election to our Board and for our continuing directors as of April 24, 2024:
Name	Age	Class	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Ginny Lee(3)(4)	57	II	Director	2021	2024	2027
Louis P. Miramontes(1)(3)	69	II	Director	2014	2024	2027
Richard Tambor	62	II	N/A(6)	N/A	N/A	2027
Continuing Directors
Jo Ann Barefoot(2)(4)	74	I	Director	2016	2026	—
Mohit Daswani(1)(3)	49	I	Director	2024	2026	—
Sandra A. Smith(1)(2)	53	I	Director	2021	2026	—
Carlos Minetti(2)(4)	61	III	Director	2024	2025	—
Scott Parker(1)(3)	56	III	Director	2024	2025	—
Raul Vazquez	52	III	Director and Chief Executive Officer	2012	2025	—
R. Neil Williams (1)(2)(5)	71	III	Director	2017	2025	—
Non-Continuing Director
Roy Banks(3)(4)(7)	57	II	Director	2021	2024	—
(1)	Member of the audit and risk committee.
(2)	Member of the credit risk and finance committee.
(3)	Member of the compensation and leadership committee.
(4)	Member of the nominating, governance and social responsibility committee.
(5)	Lead Independent Director.
(6)	Currently serves as a Board Observer.
(7)	The current term of Mr. Banks will expire at the Annual Meeting. Our Board thanks Mr. Banks for his distinguished service as director and significant contributions to Oportun.
Director Nominees
Ginny Lee has served as a member of our Board since September 2021. From December 2016 to June 2021, Ms. Lee served as the President and Chief Operating Officer of Khan Academy, a non-profit online education technology organization. Prior to Khan Academy, Ms. Lee spent more than 17 years at Intuit where she held multiple senior operational and technical roles, including Senior Vice President and General Manager of Intuit’s Employee Management Solutions Division, as well as Chief Information Officer. She currently serves as an advisor and director for several private companies. Ms. Lee received dual baccalaureate degrees in Business Economics and Organizational Behavior and Management from Brown University and a M.B.A. from the Stanford Graduate School of Business. We believe that Ms. Lee’s strong background of business, technology leadership roles and experience bringing products to market enable her to make valuable contributions to our Board.
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Louis P. Miramontes has served as a member of our Board since October 2014. Mr. Miramontes is an experienced financial executive and qualified audit committee financial expert. He was a senior partner at KPMG LLP, a public accounting firm, from 1976 to September 2014, where he served in leadership functions, including Managing Partner of the KPMG San Francisco office and Senior Partner KPMG’s Latin American Region. Mr. Miramontes was also an audit partner directly involved with providing audit services to public and private companies, which included serving with client boards of directors and audit committees regarding financial reporting, auditing matters, SEC compliance and Sarbanes-Oxley regulations. Mr. Miramontes currently serves on the board of directors of Lithia Motors, Inc. and a private company, and previously served on the board of directors of Rite Aid Corporation. Mr. Miramontes received a B.S. in Business Administration from California State University, East Bay, and he is a Certified Public Accountant in the State of California. We believe Mr. Miramontes is qualified to serve on our Board due to his professional experience and deep audit and financial reporting expertise.
Richard Tambor has served as an observer on our Board since April 2024. Mr. Tambor previously served as the Executive Vice President and Chief Risk Officer at OneMain Holdings, Inc. (“OneMain”), from May 2014 to December 2022. Prior to OneMain, Mr. Tambor served as the Senior Vice President of Risk Management from 2011 to 2013, and as the Senior Vice President and Chief Risk Officer of Retail Financial Services from 2009 to 2011 at JPMorgan Chase & Co. Prior to joining JPMorgan, Mr. Tambor served as the Managing Director at Novantas LLC, from 2008 to 2009. Prior to Novantas LLC, Mr. Tambor served at American Express Travel Related Services Co., Inc. (parent organization of American Express) from 1987 to 2005, where he held several senior management positions, including President and General Manager, Senior Vice President and General Manager of Small Business Lending, Senior Vice President and Chief Risk Officer, Vice President Customer Management of Institutional Risk Management, and Vice President of Worldwide Authorizations. Mr. Tambor previously served as a member on the board of directors at several non-profit organizations, including Habitat for Humanity of Newark, New Jersey, the Cora Hartshorn Arboretum and Bird Sanctuary, and Count Me In for Women’s Economic Independence. Mr. Tambor received a B.A. in Economics from The Hebrew University of Jerusalem, and an M.A. in Economics from New York University. We believe that Mr. Tambor’s extensive experience and leadership in the consumer finance industry and risk management experience enable him to make valuable contributions to our Board.
Continuing Directors
Jo Ann Barefoot has served as a member of our Board since October 2016. Ms. Barefoot is CEO and Founder of the nonprofit organization AIR - the Alliance for Innovative Regulation, Co-founder of Hummingbird RegTech, CEO of Barefoot Innovation Group and host of the podcast show Barefoot Innovation. Ms. Barefoot was a Senior Fellow at the John F. Kennedy School of Government’s Mossovar-Rahmani Center for Business and Government at Harvard University from July 2015 to June 2017. She serves on the Milken Institute FinTech Advisory Committee and previously served on the Consumer Advisory Board of the Consumer Financial Protection Bureau.Ms. Barefoot previously chaired the boards of directors of the Financial Health Network and FinRegLab and is still on the latter board. She previously served as Deputy Comptroller of the Currency, on the staff of the U.S. Senate Committee on Banking, Housing and Urban Affairs, as Co-Chair of the consulting firm Treliant Risk Advisors, as a Partner and Managing Director at KPMG Consulting and as Director of Mortgage Finance for the National Association of Realtors. Ms. Barefoot received a B.A. in English from the University of Michigan. We believe that Ms. Barefoot’s deep understanding of consumer finance and experience in government and community service provide her with a uniquely diverse perspective that benefits our Board.
Mohit Daswani has served as a member of our Board since February 2024. He currently serves as the Chief Financial Officer of ThoughtSpot, Inc., an AI-enabled business analytics company. Prior to joining ThoughtSpot in January 2020, Mr. Daswani was the Head of Finance & Strategy at Square, Inc. He previously held leadership roles in Corporate Development and Finance at PayPal, Inc. and was a private equity investor in the financial services, healthcare, and IT industries as a Principal at JMI Equity, a Principal at FTV Capital, and previously as a long-tenured private equity professional at J.P. Morgan. Mr. Daswani is also an advisory Board Member of
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Centana Growth Partners since 2018. Mr. Daswani holds a Bachelor’s degree in Economics from Columbia University and an M.B.A. from the Harvard Business School. We believe Mr. Daswani is qualified to serve as a member of our Board because of his extensive experience in the financial and technology sectors, as well as his leadership experience in the areas of investing, finance and accounting.
Carlos Minetti has served as a member of our Board since February 2024. He was the Executive Vice President, President - Consumer Banking for Discover Financial Services (“Discover”), a role he held from February 2014 to September 2023. Previously, he served as Executive Vice President, President - Consumer Banking and Operations (2010 to 2014), Executive Vice President, Cardmember Services and Consumer Banking (2007 to 2010) and Executive Vice President for Cardmember Services and Chief Risk Officer (2001 to 2007). Prior to joining Discover, Mr. Minetti worked in card operations and risk management for American Express Company from 1987 to 2000, where he last served as Senior Vice President. Mr. Minetti currently serves as a member of the board of directors of Trustmark Mutual Holding Company, the Better Business Bureau of Chicago and Northern Illinois, and the Ann & Robert H. Lurie Children’s Hospital of Chicago Foundation. He was a member of the board of directors of Discover Bank from 2001 to 2023. Mr. Minetti holds a Bachelor’s degree in Industrial Engineering from Texas A&M University and an M.B.A. from the Booth School of Business at The University of Chicago. We believe that Mr. Minetti’s extensive risk management experience in the consumer finance industry enable him to make valuable contributions to our Board.
Scott Parker has served as a member of our Board since April 2024. Mr. Parker currently serves as Chief Financial Officer of NationsBenefits, LLC, since June 2022. Previously, Mr. Parker served as Executive Vice President and Chief Financial Officer of Ryder System, Inc. (“Ryder”), from April 2021 to June 2021. Prior to Ryder, Mr. Parker served as Executive Vice President and Chief Financial Officer of OneMain, from November 2015 to March 2019. Prior to OneMain, Mr. Parker served as Executive Vice President and Chief Financial Officer of CIT Group Inc., which was acquired by First Citizens BancShares, Inc., from 2010 to 2015. Since October 2022, Mr. Parker has served on the board of directors of DailyPay, Inc., where he is also the Chairman of its Audit and Risk Committee since November 2023. He also served on the board of directors of Feeding South Florida, a non-profit organization, from 2019 to 2022, where he served as Treasurer and as a member of the Finance Committee. Mr. Parker earned a B.S. in Agricultural Economics from Cornell University. We believe Mr. Parker is qualified to serve as a member of our Board because of his extensive leadership experience and background in financial services.
Sandra A. Smith has served as a member of our Board since September 2021. From 2018 to April 2021, Ms. Smith served as the Chief Financial Officer of Segment.io (“Segment”), which was acquired by Twilio Inc (“Twilio”). Before joining Segment, Ms. Smith served as the Vice President, Finance at Twilio, from 2013 to 2018, and in various roles at Akamai Technologies, Inc. from 2003 to 2013. Ms. Smith currently serves as a director at several private companies. Ms. Smith holds a B.F.A. from the University of Michigan, an M.B.A. from Boston College Carroll Graduate School of Management and a J.D. from Boston College Law School. We believe that Ms. Smith is qualified to serve on our Board due to her broad operational experience at high-tech companies and significant leadership experience in the areas of finance, accounting, and audit oversight.
Raul Vazquez has served as our Chief Executive Officer and as a member of our Board since April 2012. Prior to joining Oportun, Mr. Vazquez served in various positions since 2002 at Walmart.com and Walmart Inc., including three years as Chief Executive Officer of Walmart.com. Mr. Vazquez has served as member of the board of directors of Intuit Inc. since May 2016 and previously served as a director of Staples, Inc. from 2013 to 2016. In addition, Mr. Vazquez has served as a member of the Consumer Advisory Board of the CFPB and the Community Advisory Council of the Federal Reserve Board, where he also served as Chair. Mr. Vazquez received a B.S. and M.S. in Industrial Engineering from Stanford University and an M.B.A. from the Wharton Business School at the University of Pennsylvania. We believe Mr. Vazquez’ experience in our industry, his role as our Chief Executive Officer, and his extensive insight to the Company enable him to make valuable contributions to our Board.
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R. Neil Williams has served as a member of our Board since November 2017. Mr. Williams has served as Executive Vice President and Chief Financial Officer at Intuit Inc. from January 2008 to February 2018. Prior to joining Intuit, from April 2001 to September 2007, Mr. Williams served as Executive Vice President of Visa U.S.A., Inc. and from November 2004 to September 2007, he served as Chief Financial Officer. During the same period, Mr. Williams held the dual role of Chief Financial Officer for Inovant LLC, Visa’s global IT organization. He has been an independent director of RingCentral, Inc. since March 2012 and previously served on the board of directors of Amyris, Inc. from May 2013 to March 2020. His previous banking experience includes senior financial positions at commercial banks in the Southern and Midwestern regions of the United States. Mr. Williams, a certified public accountant, received his bachelor’s degree in business administration from the University of Southern Mississippi. We believe that Mr. Williams’s professional experience in the areas of finance, accounting, and audit oversight enables him to make valuable contributions to our Board.
Non-Continuing Directors
Roy Banks has served as a member of our Board since September 2021. Mr. Banks currently serves as Chief Executive Officer and a director of Nexio. Mr. Banks previously served as Chief Executive Officer and director of Weave Communications from December 2020 to September 3, 2022. Prior to joining Weave Communications, he served as a CEO Partner of Tritium Partners from July 2019 to August 2020. Prior to that, he was the President of the LoadPay Business Unit from July 2018 to March 2019, a board member for Truckstop from May 2017 to March 2019, and a board member of TEZ Technology from May 2014 to December 2022. He also served as the CEO of Network Merchants Inc. from May 2014 to May 2018. Mr. Banks currently serves as a Venture Partner for Pelion Venture Partners and a board member for Complete Merchant Services. Mr. Banks graduated from Utah Valley University with a B.A. in Business Management.
Non-Employee Director Compensation
We compensate non-employee directors for their service on our Board with a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement and taking into consideration a competitive market analysis performed by Willis Towers Watson. Directors may be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions as described in our amended and restated certificate of incorporation and amended and restated bylaws.
The compensation and leadership committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and recommending to the Board the type and amount of compensation as well as changes to the compensation to be paid or awarded to non-employee directors, including any consulting, retainer, Board meeting, committee and committee chair fees and equity awards.
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Cash Compensation
Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the Lead Independent Director, on a committee or as the chair of a committee. For new directors, these amounts are prorated for partial-year service based on the date of election to the Board. All cash payments to non-employee directors who served in the relevant capacity at any point during the immediately preceding prior fiscal quarter will be paid quarterly in arrears on a prorated basis. A non-employee director who served in the relevant capacity during only a portion of the prior fiscal quarter will receive a prorated payment of the quarterly payment of the applicable cash retainer. The following table lists the cash retainer amounts in effect during fiscal year 2023.
Position	Annual Cash Retainer ($)
Board member	40,000
Lead Independent Director	25,000
Audit and risk committee chair	20,000
Audit and risk committee member	10,000
Other committee chair	15,000
Other committee member	7,500
Non-employee directors were able to elect to receive a fixed percent up to 100% of their cash compensation earned for Board or committee service in the form of fully vested restricted stock units (“RSUs”) or cash. In 2023, for those directors who made an election to receive their compensation in the form of RSUs, the number of shares underlying such RSUs was calculated by dividing the amount of cash compensation earned by the non-employee director by the closing stock price on each grant date and rounded up to the nearest full share.
Equity Compensation
Each then-serving non-employee director received an annual award of RSUs with a value of $125,000 and the then-serving Lead Independent Director received an additional equity award of RSUs with a value of $31,250 immediately after the 2023 annual meeting. The number of shares subject to the RSUs was determined based on the annual equity award value divided by the nine-month trailing average of the closing price of the Company’s stock on March 10, 2023 and rounded up to the nearest full share, resulting in an award of RSUs covering 19,441 shares of our common stock for each non-employee director, with the then-serving Lead Independent Director receiving an additional award of RSUs covering 4,860 shares of our common stock. The RSU awards vest upon the satisfaction of a one-year service-based vesting schedule, commencing June 2023, subject to the non-employee director continuing to provide services to us through the applicable vesting date. A non-employee director who is newly appointed to the Board other than in connection with an annual meeting of stockholders will receive a grant of RSUs upon appointment (an “Initial Director Award”). The number of shares subject to each Initial Director Award is determined based on the annual equity award value divided by the nine-month trailing average of the closing price of the Company’s stock on the grant date and rounded up to the nearest full share, but the Initial Director Award is prorated based on the portion of the time period remaining in the one-year period since the last annual meeting.
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Non-Employee Director Compensation Table for Fiscal Year 2023
The following table provides information regarding all compensation awarded to, earned by or paid to our non-employee directors for the year ended December 31, 2023:
Director	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Carl Pascarella(2)	70,712(3)	144,591	215,303
Roy Banks	57,744	115,674	173,418
Jo Ann Barefoot	57,500	115,674	173,174
Mohit Daswani(4)	—	—	—
Ginny Lee	62,500(5)	115,674	178,174
Louis P. Miramontes	57,500	115,674	173,174
Carlos Minetti(4)	—	—	—
Scott Parker(6)	—	—	—
Sandra A. Smith	65,387	115,674	181,061
David Strohm(7)	21,972(8)	—	21,972
Frederic Welts(7)	27,129(9)	—	27,129
R. Neil Williams	70,985(10)	115,674	186,659
(1)
This column reflects the aggregate grant date fair value of the RSUs granted as annual equity awards for Board service as described above (or in the case of Mr. Pascarella, such annual equity award plus an additional annual equity award for his service as then-serving Lead Independent Director) measured pursuant to FASB ASC 718, without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 and Note 11 to our Notes to the Consolidated Financial Statements included on our Annual Report on Form 10-K filed March 15, 2024. These amounts do not reflect the actual economic value that may be realized by the non-employee director.

(2)	Mr. Pascarella retired as a member of the Board on November 4, 2023.
(3)	Mr. Pascarella received 12,647 RSUs pursuant to an election to receive his retainer compensation for 2023 in the form of RSUs.
(4)	Mr. Daswani and Mr. Minetti were both appointed to the Board on February 7, 2024 and therefore did not receive compensation for 2023.
(5)	Ms. Lee received 11,288 RSUs pursuant to an election to receive her retainer compensation for 2023 in the form of RSUs.
(6)	Mr. Parker was appointed to the Board on April 19, 2024 and therefore did not receive compensation for 2023.
(7)	Mr. Strohm and Mr. Welts were not nominated for re-election at the 2023 annual meeting of stockholders.
(8)	Mr. Strohm received 3,857 RSUs pursuant to an election to receive his retainer compensation for 2023 in the form of RSUs.
(9)	Mr. Welts received 4,779 RSUs pursuant to an election to receive his retainer compensation for 2023 in the form of RSUs.
(10)	Mr. Williams received 12,856 RSUs pursuant to an election to receive his retainer compensation for 2023 in the form of RSUs.
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The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2023:
Director	Stock Awards (#)	Stock Options (#)
Carl Pascarella(1)	34,908(2)	—
Roy Banks	9,721	—
Jo Ann Barefoot	9,721	18,181
Mohit Daswani(3)	—	—
Ginny Lee	29,499(4)	—
Louis P. Miramontes	9,721	18,181
Carlos Minetti(3)	—	—
Scott Parker(5)	—	—
Sandra A. Smith	9,721	—
David Strohm(6)	19,917(7)	—
Frederic Welts(6)	14,079(8)	—
R. Neil Williams	40,834(9)	18,181
(1)	Mr. Pascarella retired as a member of the Board on November 4, 2023.
(2)
Comprises 34,908 fully vested shares subject to future release, earned pursuant to an election to receive his annual retainer compensation in the form of RSUs for the years of 2020, 2021, 2022 and 2023.

(3)	Mr. Daswani and Mr. Minetti were both appointed to the Board on February 7, 2024 and therefore did not receive compensation for 2023.
(4)	Includes 19,778 fully vested shares subject to future release, earned pursuant to an election to receive her annual retainer compensation in the form of RSUs for the years of 2022 and 2023.
(5)	Mr. Parker was appointed to the Board on April 19, 2024 and therefore did not receive compensation for 2023.
(6)	Mr. Strohm and Mr. Welts did not stand for re-election at the 2023 annual meeting of stockholders.
(7)
Comprises 19,917 fully vested shares subject to future release, earned pursuant to an election to receive his annual retainer compensation in the form of RSUs for the years of 2020, 2021, 2022 and 2023.

(8)	Comprises 14,079 fully vested shares subject to future release, earned pursuant to an election to receive his annual retainer compensation in the form of RSUs for the years of 2022 and 2023.
(9)
Includes 31,113 fully vested shares subject to future release, earned pursuant to an election to receive his annual retainer compensation in the form of RSUs for the years of 2020, 2021, 2022 and 2023.

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Report of the Audit and Risk Committee
The information contained in this report of the audit and risk committee shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
This report is submitted by the audit and risk committee of the Board. The audit and risk committee consists of the directors whose names appear below. None of the members of the audit and risk committee is an officer or employee of the Company, and our Board has determined that each member of the audit and risk committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable Nasdaq rules. Each member of the audit and risk committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq.
The audit and risk committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters and risk management and related matters. The audit and risk committee’s specific responsibilities are set forth in its charter. A copy of the charter is available on our investor relations website: https://investor.oportun.com/corporate-governance/governance-overview.
The audit and risk committee has reviewed the Company’s consolidated financial statements for its fiscal year ended December 31, 2023 and met with its management team, as well as with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements and management’s assessment and Deloitte & Touche LLP’s evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023. The audit and risk committee also discussed with members of Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB.
In addition, the audit and risk committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit and risk committee concerning independence and discussed with members of Deloitte & Touche LLP its independence.
Based on these discussions, the financial statement review and other matters it deemed relevant, the audit and risk committee recommended to our Board that the Company’s audited consolidated financial statements for its fiscal year ended December 31, 2023 be included in its Annual Report on Form 10-K for its 2023 fiscal year.
Respectfully submitted by the members of the audit and risk committee of the Board:
Sandra A. Smith (Chair)
Louis P. Miramontes
Mohit Daswani
Scott Parker
R. Neil Williams
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Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 24, 2024 for:
•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors and nominees for director; and
•	all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 35,586,052 shares of our common stock outstanding as of April 24, 2024. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days after April 24, 2024 and RSUs that will vest within 60 days after April 24, 2024, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
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Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070.
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Neuberger Berman(2)	4,193,453	10.5%
Entities affiliated with Findell Capital Management LLC(4)	2,944,600	8.3%
Entities affiliated with Institutional Venture Partners XIV, L.P.(3)	2,921,267	8.2%
Entities affiliated with Ellington(5)	2,484,149	7.0%
Directors and Named Executive Officers:
Raul Vazquez(6)	1,823,250	5.0%
Kathleen Layton(7)	64,487	*
Patrick Kirscht(8)	522,926	1.5%
Roy Banks(9)	35,962	*
Jo Ann Barefoot(10)	69,046	*
Mohit Daswani(11)	7,818	*
Ginny Lee(12)	55,740	*
Carlos Minetti(13)	7,818	*
Lou Miramontes(14)	63,689	*
Scott Parker(15)	20,000	*
Sandra A. Smith(16)	50,865	*
Neil Williams(17)	95,299	*
All executive officers and directors as a group (13 persons)(18)	3,456,010	9.3%
*	Represents beneficial ownership of less than one percent of the outstanding common stock.
(1)
Represents shares of common stock beneficially owned by such individual or entity, and includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)
Consists of 2,904,355 shares of common stock issuable upon exercise of warrants issued or issuable to NB Specialty Finance Fund II, 1,056,129 shares of common stock issuable upon exercise of warrants issued or issuable to NBSF Canada 2021 Trust, and 232,969 shares of common stock issuable upon exercise of warrants issued or issuable to NB Direct Access Fund LP. Ultimate voting and dispositive power with respect to the shares of common stock issuable is exercised by NB Alternatives Advisers LLC. We have based percentage ownership assuming full exercise of the warrants. Pursuant to a beneficial ownership limitation included in the warrants, the entities affiliated with Neuberger Berman are prohibited from exercising the warrants to the extent that such exercise would result in having beneficial ownership in excess of 9.9% of the outstanding shares of our common stock. The address for NB Alternatives Advisers LLC is 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201.

(3)
Based on a Schedule 13D/A filed with the SEC on April 23, 2024, by Findell Capital Partners, LP (“FCP”), Finn Management GP LLC (“FMGP”), Findell Capital Management LLC (“FCM”) and Brian A. Finn (collectively, “Findell”). According to the Schedule 13D/A, as of April 23, 2024, Findell beneficially owned 2,944,600 shares in the aggregate, including (i) 2,021,000 shares held directly by FCP and (ii) 923,600 shares held in certain separately managed accounts. Each of FCP, FCM, FMGP and Mr. Finn has shared voting power and shared investment power with respect to the shares beneficially owned by them. The address for each of FCP, FMGP, FCM and Mr. Finn is 88 Pine Street, Suite 2240, New York, New York 10005.

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(4)
Based on a Schedule 13G filed with the SEC on February 13, 2024, by Institutional Venture Partners XIV, L.P. (“IVP XIV”), Institutional Venture Management XIV, LLC (“IVM XIV”), Todd C. Chaffee (“Chaffee”), Norman A. Fogelsong (“Fogelsong”), Stephen J. Harrick (“Harrick”), J. Sanford Miller (“Miller”), Dennis B. Phelps (“Phelps”), Jules A. Maltz (“Maltz”) (Chaffee, Fogelsong, Harrick, Miller, Phelps and Maltz, collectively, the “Managing Partners”) (IVP XIV, IVM XIV and the Managing Directors, collectively, “IVP”). According to the Schedule 13G, IVM XIV serves as the sole general partner of IVP XIV and has sole voting and investment control over the shares owned by IVP XIV and may be deemed to own beneficially the shares held by IVP XIV. IVM XIV owns no securities of the Company directly. Chaffee, Fogelsong, Harrick, Miller, Maltz and Phelps are Managing Directors of IVM XIV and share voting and dispositive power over the shares held by IVP XIV and may be deemed to own beneficially the shares held by IVP XIV. The Managing Directors own no securities of the Issuer directly. According to the Schedule 13G, as of February 13, 2024, IVP has shared voting and dispositive power with respect to 2,921,267 shares. The address for IVP is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

(5)
Based on a Schedule 13G/A filed with the SEC on January 17, 2024, by Ellington Management Group, LLC, EMG Holdings, L.P., VC Investments LLC and Michael W. Vranos (collectively, “Ellington”). According to the Schedule 13G/A, as of January 17, 2024, Ellington has shared voting and dispositive power with respect to 2,484,149 shares. The address for Ellington is 53 Forest Avenue, Old Greenwich, Connecticut 06870.

(6)
Consists of (a) 848,715 shares held by Mr. Vazquez directly, (b) 233,709 shares held in a trust for which Mr. Vazquez is trustee, and (c) 803,156 stock options stock options that are vested and exercisable within 60 days from April 24, 2024.

(7)	Consists of (a) 24,365 shares and (b) 40,122 stock options that are vested and exercisable within 60 days from April 24, 2024.
(8)
Consists of (a) 175,610 shares held by Mr. Kirscht directly, (b) 5,800 shares held in two accounts by Mr. Kirscht’s daughters containing 2,900 shares each, and (c) 341,516 stock options that are vested and exercisable within 60 days from April 24, 2024.

(9)	Consists of (a) 31,102 shares and (b) 4,860 RSUs that are scheduled to vest within 60 days from April 24, 2024.
(10)
Consists of (a) 46,005 shares, (b) 4,860 RSUs that are scheduled to vest within 60 days from April 24, 2024, and (c) 18,181 stock options that are vested and exercisable within 60 days from April 24, 2024.

(11)	Consists of (a) 3,909 shares and (b) 3,909 RSUs that are scheduled to vest within 60 days from April 24, 2024.
(12)	Consists of (a) 31,102 shares, (b) 19,778 fully vested deferred RSUs, and (c) 4,860 RSUs that are scheduled to vest within 60 days from April 24, 2024.
(13)	Consists of (a) 3,909 shares and (b) 3,909 RSUs that are scheduled to vest within 60 days from April 24, 2024.
(14)
Consists of (a) 40,648 shares and (b) 4,860 RSUs that are scheduled to vest within 60 days from April 24, 2024, and (c) 18,181 stock options that are vested and exercisable within 60 days from April 24, 2024.

(15)	Consists of 20,000 shares.
(16)	Consists of (a) 46,005 shares and (b) 4,860 RSUs that are scheduled to vest within 60 days from April 24, 2024.
(17)
Consists of (a) 41,145 shares, (b) 31,113 fully vested deferred RSUs, (c) 4,860 RSUs that are scheduled to vest within 60 days from April 24, 2024, and (d) 18,181 stock options that are vested and exercisable within 60 days from April 24, 2024.

(18)
Includes shares beneficially owned by all current executive officers and directors of the company. Consists of (a) 1,977,495 shares, (b) 50,891 fully vested deferred RSUs, (c) 36,978 RSUs that are scheduled to vest within 60 days from April 24, 2024, and (d) 1,390,646 stock options exercisable within 60 days from April 24, 2024.

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Executive Officer Biographies
The following is biographical information for our executive officers as of April 24, 2024:
Name	Age	Position
Raul Vazquez	52	Chief Executive Officer and Director
Jonathan Coblentz	53	Chief Financial Officer and Chief Administrative Officer
Patrick Kirscht	56	Chief Credit Officer
Kathleen Layton	44	Chief Legal Officer and Corporate Secretary
For the biography of Mr. Vazquez, see “Directors, Executive Officers, and Corporate Governance—Board of Directors Biographies.”
Jonathan Coblentz has served as our Chief Financial Officer since July 2009 and our Chief Administrative Officer since September 2015. Prior to joining Oportun, Mr. Coblentz served as Chief Financial Officer and Treasurer of MRU Holdings, Inc., a publicly-traded student loan finance company, from April 2007 to February 2009. Prior to joining MRU Holdings, Mr. Coblentz was a Vice President at Fortress Investment Group, LLC, a global investment management company. Prior to his time at Fortress, Mr. Coblentz spent over seven years at Goldman, Sachs & Co. Mr. Coblentz began his career at Credit Suisse First Boston. Mr. Coblentz received a B.S., summa cum laude, in Applied Mathematics with a concentration in Economics from Yale University.
Patrick Kirscht has served as our Chief Credit Officer since October 2015, and previously served as our Vice President, Risk Management and Chief Risk Officer from October 2008 to October 2015 and our Senior Director, Risk Management from January 2008 to October 2008. Prior to joining Oportun, Mr. Kirscht was Senior Vice President of Risk Management for HSBC Card Services, Inc., the consumer credit card segment of HSBC Holdings, from 2007 to 2008. Mr. Kirscht joined HSBC Card Services in 2005 as part of HSBC’s acquisition of Metris Companies Inc., a start-up mono-line credit card company. Mr. Kirscht joined Metris Companies in 1995, where he served as Vice President of Planning and Analysis until he moved to Risk Management in 2004. Mr. Kirscht received a B.S. in Economics with a minor in Statistics, a B.S. in Business, and an M.B.A. from the University of Minnesota.
Kathleen Layton has served as our Chief Legal Officer and Corporate Secretary since July 2023. She previously served as our Senior Vice President, Deputy General Counsel and Corporate Secretary from March 2020 to July 2023, as our Vice President, Assistant General Counsel from December 2017 to March 2020, and as our Senior Director, Senior Corporate Counsel from September 2015 to December 2017. Prior to joining Oportun, Ms. Layton was a Senior Corporate Counsel at ServiceNow and an attorney at Simpson Thacher & Bartlett LLP and McDermott Will & Emery LLP. Ms. Layton received a B.A. from the University of Wisconsin-Madison, and a J.D. from the University of Wisconsin Law School.
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Executive Compensation
Named Executive Officers
The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities and Exchange Act of 1934, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow the Company to provide less detail about its executive compensation program, the compensation and leadership committee is committed to providing the information helpful to stockholders in understanding the Company’s executive compensation program. Accordingly, this section includes supplemental narratives that describe the executive compensation program for our named executive officers (“NEOs”) during fiscal year 2023, who consisted of:
Raul Vazquez Chief Executive Officer (“CEO”) Age: 52 Tenure: 12 years	Kathleen Layton Chief Legal Officer and Corporate Secretary (“CLO”) Age: 44 Tenure: 8 years	Patrick Kirscht Chief Credit Officer (“CCO”) Age: 56 Tenure: 16 years
2023 Financial Highlights and Challenges
2023 continued to present significant challenges for our business, including elevated inflation and high interest rates requiring further tightening actions. Our management team remained disciplined in managing and reducing operating expenses and diversifying our funding sources.
Despite a challenging macroeconomic environment and a tightened credit posture, we were able to deliver double-digit top-line growth, demonstrating the resilience of our business. We also made progress on our strategic priorities, including improving credit outcomes, and fortifying our business economics by focusing on our core lending and savings products while streamlining our operations. We remain focused on maximizing stockholder value by driving towards long-term growth and profitability, while delivering on our mission to provide access to responsible and affordable credit and adequate savings for our members.
Key 2023 highlights include:
•	Total revenue growth of 11% year-over-year to a record $1.1 billion.
•	Adjusted Operating Efficiency of 43%, a 15 percentage point improvement year-over-year.
•	Record cash flows from operating activities of $393 million, a 58% year-over-year increase.
•	Secured $700 million in whole loan sale program agreements with institutional investors.
•	Completed a $200 million private structured financing transaction.
•	Launched our Oportun Mobile App, to foster long-term, highly engaged relationships with our members.
For a reconciliation of non-GAAP Adjusted Operating Efficiency to GAAP Operating Efficiency, refer to Appendix A to this proxy statement. The compensation and leadership committee believes that the NEO’s compensation was appropriately linked to company performance in 2023 and aligned the interests of our NEOs with the interests of our stockholders. The 2023 annual cash incentive program was linked to targets tied to the company’s total revenue and adjusted EBITDA, both of which were adversely affected by the challenging macroeconomic conditions. As a result, the program funded at 22.8% of the target for corporate performance, underscoring the company’s commitment to aligning compensation with overall corporate performance, as discussed in more detail below in “Elements of Executive Compensation and 2023 Compensation Decisions — Annual Incentive Plan.”
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Oversight and Design of our Compensation Program
Compensation Philosophy and Objectives
We operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize, and retain talented individuals.
We are guided by certain overarching values:

Primary Goals of our Executive Compensation Programs
Consistent with our values, the primary goals of our executive compensation program are as follows:
•	Attract, motivate and retain highly qualified and experienced executives who can execute our business plans in a fast-changing, competitive landscape.
•	Recognize and reward our executive officers fairly for achieving or exceeding rigorous corporate and individual objectives.
•	Align the long-term interests of our executive officers with those of our members and stockholders.

Key 2023 Program Changes

•
Adopted a new, enhanced long-term incentive program for our executive officers, which is intended to further align the interests of our executive officers with those of our stockholders, by granting both performance based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”) to deliver annual long-term incentive compensation opportunities to our executives.

Fiscal 2023 Pay Mix
The key components of total compensation opportunity for each executive officer set by the compensation and leadership committee annually are short-term cash compensation (annual base salary and annual incentive award) and long-term equity incentive compensation (PSUs and RSUs), which we refer to collectively as the executive officer’s target total direct compensation. The target pay mix for fiscal 2023 for each NEO is shown below.
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The CEO’s 2023 target total direct compensation decision focuses on variable and “at-risk” compensation that is closely aligned with Company performance. As shown in the chart below, the percentage of our CEO, Mr. Vazquez’ 2023 target total direct compensation that is incentive-based is 68%. For our CCO, Mr. Kirscht, the 2023 target total direct compensation that is incentive-based is 52%. For our CLO, Ms. Layton, the components of her 2023 target total direct compensation vary slightly from the other NEOs, due to her promotion in the second half of 2023. The portion of Ms. Layton’s 2023 target total direct compensation that is incentive-based is 52%.

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Elements of our 2023 Compensation Program

(1)	For the CEO, 80% on corporate performance and 20% on attainment of individual goals.
(2)
For all NEOs other than Ms. Layton, the annual equity mix consisted of approximately 50% PSUs and 50% RSUs. For Ms. Layton, long-term equity incentive was provided 100% in RSUs due to her not serving in an executive role for the full year of 2023. Beginning with 2024, it is anticipated that Ms. Layton will receive the same long-term equity incentive mix as the other NEOs.

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Compensation Governance Policies and Practices
The Company’s executive compensation program is overseen by the compensation and leadership committee with the advice and support of the Company’s independent compensation consultant as well as input from the Company’s management team. The following summarizes certain executive compensation practices we have implemented to drive performance and create accountability and alignment with our stockholders, as well as the practices we have not implemented because we do not believe they would serve the Company and our stockholders’ long-term interests.

What We Do

- Design our executive compensation program so that a significant portion of the compensation for our NEOs is at risk based on the achievement of measures we believe drive the creation of long-term stockholder value
- Maintain individual employment arrangements with our executive officers
- Review our peer group on an annual basis
- Hold annual advisory non-binding stockholder vote to approve the compensation of our NEOs
- Retain an independent compensation consultant
- Stock ownership requirements for current Section 16 officers and directors
- Clawback policy for current Section 16 officers

What We Don't Do

- Allow hedging or pledging of Company securities
- Single trigger change in control severance benefits
- Excise tax "gross-ups" upon change in control
- Special benefit or retirement plans that are exclusive to the executive team

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Roles of the Compensation and Leadership Committee, Management and the Compensation Consultant
Role of the Compensation and Leadership Committee
  The compensation and leadership committee is responsible for overseeing our compensation programs and policies, including our equity incentive plans. Our compensation and leadership committee operates under a written charter adopted and approved by our Board, under which our Board retains concurrent authority with our compensation and leadership committee to approve compensation-related matters.

  Each year, the compensation and leadership committee reviews and approves compensation decisions as they relate to our NEOs and other senior executive officers, including our CEO. The compensation and leadership committee initially establishes a framework by engaging in a baseline review of our current compensation programs, together with its independent compensation consultant and management, to ensure that they remain consistent with our business requirements and growth objectives. In this review, the independent compensation consultant is also asked to provide a perspective on changing market practices as to compensation programs, with a particular focus on our identified peer group and other companies with whom we compete directly for talent, as discussed below under “Role of Compensation Consultants” and “Use of Competitive Market Data”. Following this review, the compensation and leadership committee considers the recommendations of our CEO, as discussed below under “Role of Management.” The compensation and leadership committee also manages the annual review process of our CEO, in cooperation with our lead director, in which all members of our Board are asked to participate and provide perspective, resulting in a compensation and leadership committee recommendation to the full board regarding individual compensation adjustments for our CEO. As part of this review of the compensation of our NEOs and other senior executive officers, the compensation and leadership committee considers several factors, including:

  Our compensation and leadership committee rely on their judgment and extensive experience serving on the boards of publicly traded companies to establish an annual target total direct compensation opportunity for each NEO that they believe will best achieve the goals of our executive compensation program and our short-term and long-term business objectives. The compensation and leadership committee retains flexibility to review our compensation structure periodically as needed to focus on different business objectives.

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Role of Management
  Our CEO works closely with the compensation and leadership committee in determining the compensation of our NEOs (other than his own) and other executive officers. Each year, our CEO reviews the annual performance of our NEOs and other executive officers and makes recommendations to the compensation and leadership committee (except as it relates to his own performance and compensation) regarding individual compensation adjustments, promotions, bonus pool funding, level of achievement of corporate goals and annual incentive plan payouts. Our CEO also identifies and recommends corporate and individual performance objectives for our annual incentive plan for approval by the compensation and leadership committee based on our business plan and strategic objectives for the relevant fiscal year, and makes recommendations on the size, frequency and terms of equity incentive awards and new hire compensation packages. These recommendations from our CEO are often developed in consultation with members of his senior management team, including our CFO and Chief People Officer.

  In certain situations, our compensation and leadership committee may elect to delegate a portion of its authority to our CEO or a subcommittee, other than any authority relating to our executive officers. Our compensation and leadership committee has delegated to our CEO the authority to make employment offers to candidates at and below the senior vice president level without seeking the approval of the compensation and leadership committee, subject to certain parameters. In addition, our compensation and leadership committee has delegated to a subcommittee, currently made up of our CEO and CFO, the authority to approve certain equity grants to employees at and below the senior vice president level, subject to certain parameters approved by the compensation and leadership committee.

  At the request of the compensation and leadership committee, our CEO typically attends a portion of each compensation and leadership committee meeting, including meetings at which the compensation and leadership committee’s compensation consultant is present. From time to time, various members of management and other employees, as well as outside legal counsel and consultants retained by management, attend compensation and leadership committee meetings to make presentations and provide financial and other background information and advice relevant to compensation and leadership committee deliberations. Our CEO and other NEOs do not typically participate in, or are present during, any deliberations or determinations of our compensation and leadership committee regarding their compensation or individual performance objectives.

Role of Compensation Consultants
  The compensation and leadership committee has the authority under its charter to retain the services of one or more external advisors, including compensation consultants, legal counsel, accounting, and other advisors, to assist it in performance of its duties and responsibilities. The compensation and leadership committee makes all determinations regarding the engagement, fees, and services of these external advisors, and any such external advisor reports directly to the compensation and leadership committee.

  During 2023, the compensation and leadership committee retained Willis Towers Watson as its independent compensation consultant to provide support and advisory services as it relates to our compensation program. Willis Towers Watson performs no other services for us other than its work for the compensation and leadership committee. Willis Towers Watson complied with the definition of independence under the Dodd-Frank Act and other applicable SEC and stock exchange regulations.

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Use of Competitive Market Data
We strive to attract and retain the most highly qualified executive officers in an extremely competitive market. Accordingly, our compensation and leadership committee believes that it is important when making its compensation decisions to be informed as to the competitive market for executive talent, including the current practices of comparable public companies. Consequently, our compensation and leadership committee annually reviews market data for each executive officer’s position, as described below.
In addition to using survey data for similar sized companies, the compensation and leadership committee approved a peer group of comparable publicly-traded companies, developed with the assistance of Willis Towers Watson, to aid it in assessing the overall competitiveness of our executive compensation program and the key components of compensation under the program. The peer group was selected from publicly-traded companies with (i) similar industry focus (i.e., consumer finance, software and services) (ii) comparable company scope and size, or (iii) that have similar product offerings. Our compensation and leadership committee considered compensation data from the below-listed companies.
Atlanticus	Green Dot	MoneyLion	Regional Management	World Acceptance
CURO Group	LendingClub	OppFi	SoFi Technologies
Enova International	LendingTree	PROG Holdings	Upstart Holdings
Elements of Executive Compensation and 2023 Compensation Decisions
The key components of the target total direct compensation for each executive officer set by the compensation and leadership committee annually are annual base salary, short-term cash incentive compensation and long-term equity incentive compensation (PSUs and RSUs). The compensation and leadership committee generally positions total cash compensation and equity compensation in a way that the committee believes substantially links executive compensation to corporate performance and strikes a balance between our short-term and long-term strategic goals. A significant portion of our NEOs’ target total direct compensation opportunity is comprised of “at-risk” compensation in the form of performance-based annual incentive opportunities and equity awards in order to align the NEOs’ incentives with the interests of our stockholders and our corporate goals. The compensation and leadership committee believes that the target total direct compensation of our NEOs should be competitive within the markets in which we compete, while considering factors such as individual performance, company performance and any unique circumstances of the NEO’s position based on that individual’s responsibilities and market factors. We believe that this target will enable us to attract, motivate and retain the executive talent necessary to develop and execute our business strategy. The compensation and leadership committee reviews the compensation of our NEOs against our peer group, survey data sources, and other companies which we compete with for talent to provide a general assessment of the overall competitiveness of our executive compensation program. We also provide our NEOs with certain severance and change in control benefits, as well as other benefits generally available to all our employees, including retirement benefits under our 401(k) plan and participation in our employee benefit plans.
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Base Salaries
Base salary is a fixed component of pay intended to recognize and reward the day-to-day contributions of our executive officers. Base salaries are initially set at the time of hiring, taking into account level of responsibility, qualifications, experience, salary expectations and market data. Base salaries are then reviewed on an annual basis by the compensation and leadership committee. The table below reflects changes in our NEOs’ salaries from the prior year.
Executives	2022 Annual Base Salary ($)	2023 Annual Base Salary ($)(1)	Change (%)
Raul Vazquez	700,000	595,000 (2)	(15.0)
Kathleen Layton	341,318	375,000 (3)	9.87
Patrick Kirscht	473,509	473,509	—
(1)	The base salary amount for each of our NEOs is approved by the compensation and leadership committee.
(2)
In connection with certain operating expense reduction efforts by the Company, Mr. Vazquez voluntarily requested a reduction of his annual base salary of 15%, effective November 11, 2023, which was reduced from $700,000 to $595,000 on an annualized basis.

(3)	Ms. Layton’s salary was increased on July 15, 2023 in connection with her promotion to Chief Legal Officer.
Annual Incentive Plan
Each of our NEOs was eligible to participate in our annual incentive plan for 2023. This performance-based cash compensation was designed to reward the achievement of annual corporate performance relative to pre-established goals, as well as individual performance, contributions and strategic impact.
The compensation and leadership committee established target annual incentive awards for each executive officer, denominated as a percentage of base salary, which were set at the same percentages of base salary for 2023 as in 2022.
	2023 Target Annual Incentive Award Opportunity
	Target Award ($)	Percentage of Base Salary (%)
Raul Vazquez	700,000 (1)	100
Kathleen Layton	113,625 (2)	65 (3)
Patrick Kirscht	307,780	65
(1)
In connection with Mr. Vazquez’ voluntary reduction in salary, the compensation and leadership committee agreed that with respect to the annual bonus calculation for 2023, Mr. Vazquez’ target award would be determined using the annual base salary in effect immediately before the reduction.

(2)
Ms. Layton was only eligible for this bonus opportunity for approximately five months of the year, which is the prorated portion of time in which she served in an executive capacity. This Target Award represents the time in which Ms. Layton served as Chief Legal Officer.

(3)
Ms. Layton was only eligible for this bonus opportunity for approximately five months of the year, which is the prorated portion of time in which she served in an executive capacity. This represents the bonus opportunity for Ms. Layton assuming no proration.

For 2023, the compensation and leadership committee approved the corporate performance goals and their respective weightings set forth below. Our compensation and leadership committee believes these are the appropriate drivers for our business as they provide a balance between growth and strengthening our financial position while operating in a challenging environment. Periodically throughout the year, the compensation and
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leadership committee may revise corporate performance goals and weightings for annual incentive awards based on our business priorities and annual operating plan. Our Adjusted EBITDA and total revenue performance metrics allow the compensation and leadership committee to accurately assess the Company’s productivity and efficiency, while evaluating comparative results period-over-period. Please refer to Appendix A to this proxy statement for the Company’s definition of Adjusted EBITDA.
In 2023, the annual incentive awards were weighted 75% on corporate performance and 25% on attainment of individual goals for all of our NEOs, except for our CEO. The annual incentive award for the CEO was weighted 80% on corporate performance and 20% on attainment of individual goals. Individual goal achievement for each NEO’s performance was determined by the compensation and leadership committee.

(1)	For the CEO, the weightings were 80% on corporate performance and 20% on attainment of individual goals.
Our 2023 performance included several achievements but ultimately fell short of our expectations. The following provides additional information regarding the corporate goals under our Annual Incentive Plan.
Metric (Weighting)		Target ($)	Actual ($)	Percent attainment (%)
Total Revenue and Adjusted EBITDA	Total Revenue (consolidated) (25%)	1,109M	1,057M	91.2%
	Adjusted EBITDA (75%)	77.9M	1.7M	0.0%

Total Corporate Attainment				23%
For a reconciliation of non-GAAP Adjusted EBITDA to GAAP EBITDA, refer to Appendix A to this proxy statement. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Individual annual incentive award goals and achievement for our NEOs vary depending on our strategic corporate initiatives and each executive officer’s responsibilities. While not exhaustive, below are certain key factors that the compensation and leadership committee, in consultation with our CEO, considered when determining the individual component of each 2023 annual incentive award. While the compensation and leadership committee recognized that the challenging macroeconomic environment resulting from inflationary pressures and higher interest rates negatively impacted the business and stock performance, it determined that in 2023 our NEOs were able to continue to shift priorities to focus on tightening our underwriting, reducing expenses, optimizing operational efficiency and guiding Oportun on a trajectory for sustainable, profitable growth and long-term value creation for stockholders. The compensation and leadership committee recognized the individual accomplishments of the NEOs, including:
•	Regularly enhancing our underwriting models and servicing efforts to continue to improve credit outcomes amidst an uncertain and dynamic macroeconomic environment;
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•	Adaptability and responsiveness of the legal and compliance organization amidst a complex regulatory landscape;
•	Providing strategic guidance that contributed to the achievement of key business initiatives;
•	Increasing operating efficiency due to several cost structure optimization initiatives; and
•	Executing and delivering a number of funding arrangements in a challenging capital markets environment.
As a result of the compensation and leadership committee’s performance review, including the decline in our Net Income and Total Stockholder Return, the following annual incentive awards were paid to each of our NEOs for 2023, representing a decrease in the incentive award paid in comparison to 2022:
	Target Bonus ($)	Bonus Payout (% of Target)	Bonus Amount ($)	YoY Change (%)
Raul Vazquez	700,000 (1)	32.2	225,680	(43.0)
Kathleen Layton	113,625 (2)	42.1	47,795 (2)	N/A(3)
Patrick Kirscht	307,780	39.6	121,881	(51.9)
(1)
In connection with Mr. Vazquez’ voluntary reduction in salary, the compensation and leadership committee agreed that with respect to annual bonus calculation for 2023, Mr. Vazquez’ target award would be determined using the annual base salary in effect immediately before the reduction.

(2)
Ms. Layton’s target annual incentive award was prorated for the portion of time in which she served in an executive capacity. Assuming no proration, the Target Bonus for Ms. Layton would have been $243,750 and the Bonus Amount would have been $102,619. Prior to her promotion to Chief Legal Officer, Ms. Layton received $95,175 in bonus payments for 2023.

(3)	Ms. Layton was not serving in an executive capacity in 2022 and did not receive an annual incentive award.
Long-Term Incentive Compensation
Our compensation and leadership committee believes long-term incentive compensation is an effective means for focusing our NEOs on driving increased stockholder value over a multi-year period and motivating them to remain employed with us. In 2023, our compensation and leadership committee, in consultation with Willis Towers Watson, conducted a review of the design of our long-term incentive program. Based on this review, the compensation and leadership committee determined to adopt a new, enhanced long-term incentive program for our executive officers. The design of the 2023 program is intended to directly align the interests of our executive officers with those of our stockholders, to give our executive officers a strong incentive to maximize stockholder returns on a long-term basis, and to aid in our recruitment and retention of key executive talent necessary to ensure our continued success.
In 2023, our long-term incentive program provided for the delivery of long-term incentive awards through a combination of the following two award vehicles:
LTI Vehicle	Performance Period	Weighting
Performance-based Restricted Stock Units (PSUs)	A three-year performance period covering calendar years 2023 through 2025; three-year cliff vesting	Approximately 50% of total target award
Restricted Stock Units (RSUs)	N/A – Shares vest in three equal annual installments from the vesting commencement date of March 10, 2023, subject to continued employment	Approximately 50% of total target award
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The PSU award is the new element of our long-term incentive program, and it is the performance-contingent award which replaces the stock options in our prior long-term incentive program. The PSU award rewards executives for absolute total shareholder return as measured by the Company’s stock price appreciation and any declared dividends. We use absolute total shareholder return as the sole performance metric for the award because the compensation and leadership committee believes it is the ultimate measure of the Company’s achievement for its stockholders over the long term. The PSUs have both upside potential and downside risk based on positive or negative absolute total shareholder return performance. Vesting of the 2023-2025 PSU award cycle occurs at the end of the three-year performance period, which is December 31, 2025, and vested PSUs are subject to the continued employment of each executive through March 10, 2026. Vesting is dependent upon meeting a three-year threshold level of absolute total shareholder return, and participants are eligible to earn up to 125% of their target award. Any PSUs that vest in excess of the 100% target number of units (the “Upside Units”), may be paid out via a cash payment with respect to some or all of the Upside Units, in an amount equal to the fair market value of the underlying shares as of the vesting date.
The following table reflects potential performance and payout percentages. Performance between these points will be linearly interpolated.
TSR Global	Percent That Become Eligible Units	Corresponding Average Closing Stock Prices
If Company TSR is achieved at . . .	. . . Then the percentage of the Target Number of Performance-Based Restricted Stock Units that become Eligible Units is:	The applicable average closing prices of our common stock for each of the twenty (20) trailing consecutive trading days ending with, and inclusive of, the measurement date would need to reach:
125% or greater	125%	$13.61
100%	100%	$12.10
75%	75%	$10.59
50%	50%	$9.08
25%	25%	$7.56
Less than 25%	0%	< $7.56
Stock-based compensation cost for the PSUs is measured based on the estimated fair value of the PSUs granted using a Monte Carlo simulation. The fair value is then amortized ratably over the requisite service period of the awards. The fair value for PSUs achieved over 100% of target are recognized as a liability and will be revalued as needed throughout the service period.
A summary of our PSU activity under the 2019 Plan for the year ended December 31, 2023 is as follows:
	PSU Outstanding	Weighted Average Grant-Date Fair Value ($)
Balance – January 1, 2023	—	—
Granted	327,668	1.33
Vested	—	—
Forfeited	—	—
Balance – December 31, 2023	327,668	1.33
For fiscal year 2023, we recognized approximately $13.2 thousand in compensation cost related to nonvested PSU awards granted to employees in our condensed consolidated statements of operations. As of December 31, 2023, we had approximately $422.6 thousand in unrecognized compensation cost related to nonvested PSU awards granted to employees, which will be recognized over a weighted average vesting period of approximately 2.19 years.
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Employment and Change in Control Arrangements
We have entered into at-will employment offer letters with each of our NEOs that were approved by the compensation and leadership committee and our Board. In addition, we provide each NEO with the opportunity to receive certain severance payments and benefits in the event of a termination of employment under certain circumstances, including in connection with a change of control. The compensation and leadership committee generally believes that the severance protection payments and benefits we offer are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty.
For additional information on the employment arrangements and potential post-employment payments to our NEOs, see “Employment, Severance, and Change in Control Agreements” and “Potential Payments and Benefits Upon Termination or Change in Control” below.
401(k) Plan and Employee Benefits
During 2023, all full-time employees in the United States employed by Oportun, including the NEOs, were eligible to participate in the Company’s 401(k) plan, a tax qualified retirement plan (with an employer match up to 4% of eligible contributions). Other than the 401(k) plan, we do not provide defined benefit pension plans or defined contribution retirement plans to the NEOs or other employees.
We also offer a number of benefit programs to our full-time employees, including our NEOs, in the United States. These benefits include medical, vision and dental insurance, health and dependent care flexible spending accounts, wellness programs, charitable donation matching, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage, and business travel insurance. Full-time and part-time employees in the United States are eligible to receive paid parental leave.
Stock Ownership Guidelines
In April 2022, the compensation and leadership committee adopted stock ownership guidelines for our executive officers and non-employee directors to further align their interests with our stockholders. Under these guidelines, each participant is required to own shares of our common stock with value of at least the following:
Position	Ownership Requirement
CEO	6x annual base salary
Other Section 16 officers	3x annual base salary
Non-employee directors	5x annual cash retainer
Covered executives are expected to meet the required ownership level within five years of the later of the initial adoption of the policy or hire or promotion into a covered executive role. Non-employee directors are expected to meet the required ownership level within five years of the appointment date. Further, executives and non-employee directors must hold at least 50% of any net after-tax shares realized from equity award vesting or exercise until the guideline has been met. Shares held outright and unvested RSUs that are subject to only a time-vesting condition count towards the ownership threshold but shares underlying options and unearned performance-vesting shares do not.
Compensation Clawback
In April 2022, the compensation and leadership committee approved a discretionary executive clawback policy which applies to our Section 16 officers. Our discretionary clawback policy provides that if (i) the Company is required to restate its financial statements filed pursuant to the Exchange Act as a result of a material error in the financial statement, (ii) such restatement is due to the gross negligence or intentional misconduct of a clawback
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officer (as determined by the compensation and leadership committee), (iii) the amount of any cash-based incentive paid to or payable to such clawback officer that was determined based on the achievement of financial or operating results would have been less if such financial statements had been correct at the time of determination, and (iv) no more than three years have elapsed from the filing date of such financial statements upon which such incentive compensation was determined, then the Company shall recoup from such clawback officer an amount equal to such excess cash incentive compensation through such means as the compensation and leadership committee determines in accordance with the policy.
In addition to the above-described discretionary clawback policy, in November 2023, the compensation and leadership committee adopted a separate mandatory incentive-based executive clawback policy which applies to our current and former executive officers, on or after October 2, 2023. Our mandatory clawback policy provides for the recoupment of certain executive compensation, including but not limited to short- and long-term incentive-based compensation, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws, consistent with SEC regulations effective in 2023.
Hedging and Pledging Policies
We have established an insider trading policy, which, among other things, prohibits all employees and non-employee directors from engaging in short sales or transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock, hedging or similar transaction designed to decrease the risks associated with holding our securities, pledging any of our securities as collateral for a loan, and holding any of our securities in a margin account.
Compensation Risk Assessment
The compensation and leadership committee has reviewed our compensation programs to assess whether they encourage our employees to take excessive or inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the compensation and leadership committee has determined that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly-held company can deduct for U.S. federal tax purposes in any tax year on compensation paid to “covered employees.” The compensation and leadership committee retains discretion to award compensation amounts which are not tax-deductible if it determines that such compensation is consistent with our business needs.
Taxation of Parachute Payments and Deferred Compensation
We do not provide, and have no obligation to provide, any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control that exceed certain limits prescribed by the Code, and that the employer may be unable to take a deduction on the amounts subject to this additional tax.
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Summary Compensation Table
The following table provides information regarding the compensation awarded to, earned by or paid to our NEOs for the years ended December 31, 2023, 2022, and 2021:
	Year	Salary(1) ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Raul Vazquez(6)(7) Chief Executive Officer	2023	687,885	—	746,007	—	225,680	34,963	1,694,535
	2022	683,836	—	2,650,738	875,005	525,000	31,345	4,765,924
	2021	591,917	—	875,019	875,010	745,440	31,999	3,119,385
Kathleen Layton(8) Chief Legal Officer and Corporate Secretary	2023	356,216	95,175 (2)	371,545	—	47,795	15,362	886,093
Patrick Kirscht Chief Credit Officer	2023	473,509	—	208,704	—	121,881	39,819	843,913
	2022	469,176	—	1,136,034	375,008	234,682	38,949	2,253,849
	2021	433,816	—	375,005	375,011	358,158	36,150	1,578,140
(1)
The salary amounts in this column reflect the blended salary paid, which takes into account any salary increases or decreases effective during the year, if any. These amounts have been adjusted to reflect the blended salary paid and may deviate an immaterial amount from the previously reported salaries.

(2)
The amount reported represents an annual bonus paid to Ms. Layton during the course of 2023, prior to her promotion to Chief Legal Officer. The bonus for non-executive employees is not based on pre-established performance criteria and therefore is not included in Non-Equity Incentive Plan Compensation.

(3)
These columns reflect the aggregate grant date fair value of stock options, RSUs, and PSUs measured pursuant to FASB ASC 718 without regard to forfeitures and assuming the probable level of achievement for all PSUs. We value time-based RSUs based on the closing market price of our common stock reported on Nasdaq on the grant dates. We value PSUs using the Monte Carlo simulation pricing model. In 2023, Messrs. Vazquez and Kirscht were granted PSUs having the following grant date fair values: $234,560 for Mr. Vazquez and $65,621 for Mr. Kirscht. The value of the PSUs at the grant date assuming that the highest level of performance conditions will be achieved is $293,200 for Mr. Vazquez and $82,026 for Mr. Kirscht. The actual number of PSUs, if any, that may be earned range from 0% to 125% of the target number of units. Any PSUs that vest in excess of the 100% target number of units (the “Upside Units”), may be paid out via a cash payment with respect to some or all of the Upside Units, in an amount equal to the fair market value of the underlying shares as of the vesting date, subject to the terms of the 2019 Equity Incentive Plan and the PSU Award Agreement. For additional information on the assumptions used in calculating the grant date fair value of these awards see Note 2 and Note 11 to our Notes to the Consolidated Financial Statements included on our Annual Report on Form 10-K filed March 15, 2024, as well as “Elements of Executive Compensation and 2023 Compensation Decisions—Long-Term Incentive Compensation” above. These amounts in this column may not reflect the actual economic value that may be realized by the NEO. For additional information regarding our long-term incentive program, see “Elements of Executive Compensation and 2023 Compensation Decisions—Long-Term Incentive Compensation” above.

(4)	The amounts represent the bonuses paid under our annual incentive plan.
(5)
The amounts reported include the cash value of Oportun’s match of our NEO’s contributions to the 401(k) plan, matching charitable contributions made by Oportun in 2021 and 2022 pursuant to the Company’s charitable match program, certain life insurance premium payments, and certain medical insurance and disability insurance payments. For 2023, “All Other Compensation” includes certain medical insurance and disability insurance payments, as well as (i) $13,200 for 401(k) employer match and $318 for life insurance premium for Mr. Vazquez; (ii) $13,200 for 401(k) employer match for Ms. Layton and (iii) $13,200 for 401(k) employer match and $318 for life insurance premium for Mr. Kirscht.

(6)	Mr. Vazquez serves on our Board but is not paid additional compensation for such service.
(7)	Mr. Vazquez’ base salary was voluntarily decreased from $700,000 to $595,000, effective November 11, 2023.
(8)	Ms. Layton’s base salary was increased from $341,318 to $375,000, effective July 15, 2023.
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Grants of Plan-Based Awards in Fiscal Year 2023
The following table provides information regarding each grant of a plan-based award made to an NEO under any plan in the year ended December 31, 2023:
				Estimated Future Payouts Under Equity Incentive Plan Awards
	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards:(1) Target ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock Awards(2) ($)
Raul Vazquez	Annual incentive award	2/12/2024	700,000	—	—	—	—	—
	PSU	12/6/2023	—	44,090	176,361	220,451	—	234,560
	RSU	12/6/2023	—	—	—	—	176,361	511,447
Kathleen Layton	Annual incentive award	2/12/2024	113,625	—	—	—	—	—
	RSU	10/25/2023	—	—	—	—	18,700	100,419
	RSU	9/10/2023	—	—	—	—	36,102	271,126
Patrick Kirscht	Annual incentive award	2/12/2024	307,780	—	—	—	—	—
	PSU	12/6/2023	—	12,334	49,339	61,673	—	65,621
	RSU	12/6/2023	—	—	—	—	49,339	143,083
(1)	Represents the target amount of annual cash incentive compensation for which the executive was eligible to receive under our annual incentive plan. There are no minimum thresholds or maximums.
(2)
This column reflects the aggregate grant date fair value of the RSU awards and PSU awards, assuming the probable level of achievement, measured pursuant to FASB ASC 718, without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 and Note 11 to our Notes to the Consolidated Financial Statements included on our Annual Report on Form 10-K filed March 15, 2024. These amounts do not reflect the actual economic value that may be realized by the NEO.

Annual Incentive Plan
Each of our NEOs was eligible to participate in our annual incentive plan for 2023. For additional discussion regarding the criteria applied in determining the amounts payable under the Annual Incentive Plan, please see “Executive Compensation—Annual Incentive Plan.”
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Outstanding Equity Awards at 2023 Fiscal Year End
The following table provides information with respect to all outstanding stock options and RSUs held by our NEOs as of December 31, 2023. See “Employment, Severance, and Change in Control Agreements” and “Potential Payments and Benefits Upon Termination or Change in Control” below for information regarding the impact of certain employment termination scenarios on outstanding equity awards.
		Option Awards				Stock Awards
Name	Award Grant Date(1)	Number of Securities Underlying Unexercised Options— Unexercisable(2) (#)	Number of Securities Underlying Unexercised Options— Exercisable(3) (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Raul Vazquez	9/10/2014	—	136,363	10.23	9/9/2024	—	—	—	—
	9/29/2015	—	3,741	26.73	9/28/2025	—	—	—	—
	11/30/2016	—	145,453	19.69	11/29/2026	—	—	—	—
	6/28/2019	—	140,551	18.04	6/27/2029	—	—	—	—
	3/10/2020 (6)	12,088	181,276	19.00	3/9/2030	—	—	—	—
	3/10/2020	—	—	—	23,027 (4)	90,036	—	—
	9/10/2020 (7)	—	—	—	—	31,475 (4)	123,067	—	—
	3/10/2021 (6)	22,544	49,592	21.26	3/9/2031	—	—	—	—
	3/10/2021	—	—	—	—	20,579 (4)	80,464	—	—
	3/25/2022	62,747	48,801	13.39	3/24/2032	—	—
	3/25/2022	—	—	—	—	148,473 (4)	580,529	—	—
	12/6/2023	—	—	—	—	176,361 (8)	689,572	—	—
	12/6/2023	—	—	—	—	—	—	44,090 (9)	172,392
Kathleen Layton	12/21/2016	—	8,522	19.69	12/20/2026	—	—	—	—
	11/29/2017	—	4,022	24.86	11/28/2027	—	—	—	—
	3/29/2018	—	3,935	25.41	3/28/2028	—	—	—	—
	3/10/2020 (6)	573	8,591	19.00	3/9/2030	—	—	—	—
	3/10/2020	—	—	—	—	1,092 (4)	4,270	—	—
	9/10/2020	—	—	—	—	1,492 (4)	5,834	—	—
	3/10/2021	—	—	—	—	1,671 (4)	6,534	—	—
	3/10/2021 (6)	1,831	4,026	21.26	3/9/2031	—	—	—	—
	3/10/2022	—	—	—	—	7,669 (4)	29,986	—	—
	3/10/2022 (6)	9,722	7,561	13.26	3/9/2032	—	—	—	—
	9/10/2023	—	—	—	—	36,102 (4)	141,159	—	—
	10/25/2023	—	—	—	—	18,700 (4)	73,117	—	—
Patrick Kirscht	9/29/2014	—	36,363	10.23	9/28/2024	—	—	—	—
	9/29/2015	—	54,545	26.73	9/28/2025	—	—	—	—
	11/30/2016	—	45,453	19.69	11/29/2026	—	—	—	—
	6/28/2019	—	70,275	18.04	6/27/2029	—	—	—	—
	3/10/2020 (6)	5,181	77,690	19.00	3/9/2030	—	—	—	—
	3/10/2020	—	—	—	—	9,869 (4)	38,588	—	—
	9/10/2020 (7)	—	—	—	—	13,490 (4)	52,746	—	—
	3/10/2021 (6)	9,662	21,254	21.26	3/9/2031	—	—	—	—
	3/10/2021	—	—	—	—	8,820 (4)	34,486	—	—
	3/25/2022	26,892	20,915	13.39	3/24/2032	—	—	—	—
	3/25/2022	—	—	—	—	63,632 (4)	248,801	—	—
	12/6/2023	—	—	—	—	49,339 (8)	192,915	—	—
	12/6/2023	—	—	—	—	—	—	12,334 (9)	48,226
(1)
Awards with a grant date on or prior to July 31, 2015 were granted under our 2005 Plan, awards with a grant date after July 31, 2015, but on or prior to September 26, 2019, were granted under our 2015 Stock Option/Stock Issuance Plan. Awards with a grant date after September 26, 2019 were granted under our 2019 Equity Incentive Plan.

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(2)
Each option grant provides for a four-year vesting schedule, with one-fourth of the underlying shares vesting on the one-year anniversary of the vesting commencement date, and the balance vesting in equal monthly installments over the remaining 36 months, in each case subject to the executive’s continued service through the applicable vesting date. Except with respect to stock options granted under our 2019 Equity Incentive Plan, options are exercisable immediately following grant, also known as “early exercisable,” and unvested shares purchased on an early exercise are subject to a repurchase right in our favor on termination of employment that lapses along the same vesting schedule as contained in the option grant. This column reflects the number of unexercised options that were unvested as of December 31, 2023.

(3)	This column reflects the number of shares subject to unexercised options that were vested as of December 31, 2023.
(4)
The RSUs will vest over a four-year period with one-fourth of the RSUs vesting on each one year anniversary of the vesting commencement date, subject to the executive’s continued service on each such vesting date. There is no performance-based vesting condition associated with such RSUs.

(5)
Represents the number of unvested shares underlying RSUs multiplied by the per share fair market value of our common stock as of December 31, 2023, based on the closing price of our common stock of $3.91 per share.

(6)	Stock options granted under our 2019 Equity Incentive Plan are not early exercisable.
(7)
Includes “pull-forward” grants awarded in September 2020 where the grant pulled forward 50% of the annual grant value that otherwise would have been awarded as part of the annual review process in March 2021, with the remainder issued as awards of stock options and RSUs in March 2021.

(8)
The RSUs will vest in 3 equal annual installments from the vesting commencement date of March 10, 2023, subject to the executive’s continued service on each vesting date. There is no performance-based vesting condition associated with such RSUs.

(9)
These amounts represent PSU grants, assuming an achievement level at threshold. The actual number of PSUs, if any, that may be earned range from 0% to 125% of the target number of units. Any PSUs that vest in excess of the Upside Units, may be paid out in cash. Vesting is also contingent upon the continued employment of the executive through March 10, 2026, or as otherwise provided in the applicable award agreement. For additional information, see “Elements of Executive Compensation and 2023 Compensation Decisions—Long-Term Incentive Compensation” above.

Option Exercises and Stock Vested in Fiscal Year 2023
The following table presents information concerning the aggregate value and number of shares of our common stock for which options were exercised or RSUs vested during 2023 for each of the NEOs:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(4)
Raul Vazquez	101,675 (2)	148,445	132,131	701,197
Kathleen Layton	—	—	7,859	41,843
Patrick Kirscht	68,181 (3)	99,544	57,902	308,161
(1)	The value realized on exercise was determined based on a fair market value of the Company stock on the date of the exercise.
(2)
Reflects two option exercises made on June 14, 2023, each with a per share exercise price of $5.86. For the first option exercise, Mr. Vazquez exercised the option as to 90,909 vested shares and chose to pay the exercise price and amounts required to satisfy tax withholding obligations through net share withholding, with the Company retaining 79,230 otherwise deliverable shares. For the second option exercise, Mr. Vazquez chose to exchange 8,084 previously owned shares, which had been held for at least 6 months, to cover the exercise price for the 10,766 vested options. Such exchange resulted in no applicable tax withholding.

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(3)
Reflects two option exercises made on June 14, 2023, each with a per share exercise price of $5.86. For the first option exercise, Mr. Kirscht exercised the option as to 45,454 vested shares and chose to pay the exercise price and amounts required to satisfy tax withholding obligations through net share withholding, with the Company retaining 40,521 otherwise deliverable shares. For the second option exercise, Mr. Kirscht chose to exchange 17,065 previously owned shares, which had been held for at least 6 months, to cover the exercise price for the 22,727 vested options. Such exchange resulted in no applicable tax withholding.

(4)	The number of shares and value realized on vesting include shares that were withheld or sold at the time of vesting to satisfy tax withholding requirements.
Employment, Severance and Change in Control Agreements
We previously entered into offer letters with each of our NEOs that generally provide for at-will employment and set forth the executive’s base salary, eligibility for an annual incentive award opportunity and employee benefits, and coverage under our executive severance policy. Each of our NEOs has also executed our standard form of proprietary information and invention assignment agreement. Each NEO must abide by any applicable compensation recovery policy, stock ownership guidelines, or other similar policies that we maintain. Further, the award agreements governing the PSU awards granted to Messrs. Vazquez and Kirscht in 2023 provide for certain benefits upon a change in control or in the event of an involuntary termination of the applicable NEO in connection with a change in control of Oportun. General provisions of the executive severance and change in control policy is discussed below, and any potential payments and benefits due upon a termination of employment or a change in control are further quantified below in “Potential Payments and Benefits Upon Termination or Change in Control.”
Executive Severance and Change in Control Policy
We maintain an executive severance and change in control policy, which covers each of our NEOs.
Upon a termination of employment by us without cause or by the executive for good reason (an “involuntary termination”), our NEOs other than our CEO will receive 12 months of salary continuation and continuation of health plan benefits at no cost under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) if they have been employed with us for at least five years (or nine months of such benefits if they have been employed for less than five years). If the termination occurs during the period beginning 90 days before, through 12 months after, our change in control (the “change in control period”), they will receive the higher level of salary continuation and health insurance benefits regardless of their tenure with us, their full target bonus, and full vesting of their unvested equity awards other than performance-vested awards. For performance-vested awards (other than the PSU awards described in the following section), any acceleration of vesting, exercisability or lapse of restrictions is based on actual performance through the date of such change in control. As of December 31, 2023, the last day of the most recently completed fiscal year, each of Ms. Layton and Mr. Kirscht had completed at least five years of employment with us.
On an involuntary termination, our CEO will receive 18 months of salary continuation and continuation of health plan benefits at no cost under COBRA if he has been employed with us for at least five years (or 12 months of such benefits if he has been employed for less than five years), and 12 months’ worth of accelerated vesting of equity awards other than performance-vested awards. If the involuntary termination occurs within the change in control period, he will receive the higher level of salary continuation and health insurance benefits regardless of his tenure with us, 150% of his target bonus, and full vesting of his unvested equity awards other than performance-vested awards. For performance-vested awards (other than the PSU awards described in the following section), any acceleration of vesting, exercisability or lapse of restrictions is based on actual performance through the date of such change in control. As of December 31, 2023, the last day of the most recently completed fiscal year, our CEO had completed at least five years of employment with us.
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Severance benefits are subject to the execution of a release of claims by the executive, resignation from all officer and director positions, and continued compliance with the executive’s obligations under any confidentiality, intellectual property assignment, non-solicitation and restrictive covenant agreement with us. The terms “cause,” “good reason” and “change in control” can be found in the executive severance and change in control policy. If the payments and benefits under our executive severance and change in control policy would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax, such payments either will be paid in full or as to such lesser amount that would result in no portion of the payments and benefits being subject to such excise tax, whichever results in the greater amount of after-tax benefits to the NEO after taking into account any applicable excise tax. Our executive severance and change in control policy does not provide for any Internal Revenue Code Section 280G-related tax gross-up payments from the Company.
PSU Award Agreement
Under each of the award agreements governing the PSU awards granted to Messrs. Vazquez and Kirscht in 2023, if a “change in control” (as defined in the PSU award agreement) occurs during the three-year performance period covering calendar years 2023 through 2025, the performance period will be shortened to conclude as of a date, determined by the compensation and leadership committee, that is within the 10-day period ending with the estimated date of the change in control, and the compensation and leadership committee will certify our TSR performance during the abbreviated performance period by comparing the beginning average closing price to the consideration payable in the change in control (instead of the average closing price for the last 20 trailing consecutive trading days).
If the applicable NEO continues to provide service to us through the date of the change in control, then as of immediately before the change in control, a number of PSUs will become eligible PSUs equal to the greater of (x) the number of PSUs, if any, that the compensation and leadership committee determined may become eligible PSUs according to the certification described above, or (y) 100% of the target number of PSUs.
If the change in control occurs while the NEO continues to provide service to us and the PSU award is not assumed, continued, or substituted by a similar award, 100% of the NEO’s eligible PSUs (as determined according to the certification described above) will vest as of immediately before the change in control.
In addition, if, during the period beginning 90 days before a change in control and ending 12 months after that change in control, the NEO’s employment with us is terminated either (a) by us without “cause” and other than due to their death or “disability,” or (b) by the NEO for “good reason” (as such terms are defined in the PSU agreement), 100% of the NEO’s eligible PSUs will vest, subject to the NEO’s execution of a release of claims by the executive, resignation from all officer and director positions, and continued compliance with the executive’s obligations under any confidentiality, intellectual property assignment, non-solicitation and restrictive covenant agreement with us. The vesting acceleration benefits under our executive severance and change in control policy will not apply to these PSU awards.
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Potential Payments and Benefits Upon Termination or Change in Control
The following table sets forth the estimated payments and benefits that would be received by each of the NEOs upon a change in control of Oportun, upon a termination of employment without cause or following a resignation for good reason (which we refer to below as an involuntary termination) unrelated to a change in control, or upon an involuntary termination in connection with a change in control of Oportun. This table reflects amounts payable to each NEO assuming his or her employment was terminated on December 31, 2023, and/or the change in control also occurred on that date. For additional discussion of the potential benefits and payments due in connection with a termination of employment or a change in control, please see “Employment, Severance, and Change in Control Agreements—Executive Severance and Change in Control Policy” above.
Name	Change in Control(1)(2) ($)	Involuntary Termination Other than During Change in Control Period(2)(3) ($)	Involuntary Termination During Change in Control Period(2)(3) ($)
Raul Vazquez
Salary Severance(4)		1,050,000	1,050,000
Bonus Severance(4)		—	1,050,000
Continuation of Health Insurance Benefits		27,081	27,081
Accelerated Vesting of Equity Awards	689,572	676,696	2,253,239
Total	689,572	1,753,777	4,380,320
Kathleen Layton
Salary Severance	—	375,000	375,000
Bonus Severance	—	—	113,625
Continuation of Health Insurance Benefits	—	—	—
Accelerated Vesting of Equity Awards	—	—	260,899
Total	—	375,000	749,524
Patrick Kirscht
Salary Severance	—	473,508	473,508
Bonus Severance	—	—	307,780
Continuation of Health Insurance Benefits	—	23,248	23,248
Accelerated Vesting of Equity Awards	192,215	—	760,452
Total	192,215	496,756	1,564,988
(1)
The values listed in this column for “Equity Awards” reflect the estimated value of the PSUs granted to the applicable NEO that would become eligible PSUs (that is, eligible to vest on March 10, 2026, subject to the NEO continuing to provide service following the change in control through that date) if a change in control occurred on December 29, 2023 (which was during the PSU award’s three-year performance period covering calendar years 2023 through 2025). This estimated value was calculated by multiplying the number of eligible PSUs by the closing price for a share of our common stock on December 29, 2023 (the last business day of our 2023 fiscal year), which was $3.91. The number of eligible PSUs is assumed to be the target number of PSUs since the number of PSUs that would become eligible PSUs based on our TSR performance during the abbreviated performance period was less than the target number of PSUs.

(2)	Based on salary and target bonus amounts as of December 29, 2023.
(3)
The values listed in this column for “Equity Awards” reflect the estimated value of accelerated vesting of the applicable NEO’s equity awards, which was calculated by multiplying the number of shares underlying the

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NEO’s unvested option, RSU awards or PSU awards that would be accelerated by the closing price for a share of our common stock on December 29, 2023 (the last business day of our 2023 fiscal year), which was $3.91, minus the aggregate exercise price attributable to the accelerated shares in the case of a stock option. No value has been included for stock options that have a per share exercise price at or above $3.91. For the PSU awards granted to Messrs. Vazquez and Kirscht in 2023, the number of PSUs accelerated is assumed to be the target number of PSUs since the number of PSUs that would become eligible PSUs based on our TSR performance during the abbreviated performance period was less than the target number of PSUs.
(4)
In connection with Mr. Vazquez’ voluntary reduction in salary, the compensation and leadership committee agreed that with respect to the executive severance and change in control policy, any severance benefits received will be determined using the annual base salary in effect immediately before the reduction.

Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options(1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)
Equity compensation plans approved by security holders
2019 Equity Incentive Plan(2)	5,007,959	17.08	3,192,145
2015 Stock Option / Stock Issuance Plan	1,174,403	20.41	—
2005 Stock Option / Stock Issuance Plan	324,379	14.82	—
2019 Employee Stock Purchase Plan(3)	—	—	1,926,598
Equity compensation plans not approved by security holders
2021 Inducement Equity Incentive Plan	421,954		518,558
Total	6,928,695		5,637,301
(1)	PSUs and RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(2)
Our 2019 Equity Incentive Plan (“2019 Plan”) provides that the number of shares of common stock available for issuance under the 2019 Plan automatically increases on the first day of each fiscal year beginning with the 2020 fiscal year, in an amount equal to 5% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year. The Board may act prior to the first day of any fiscal year to provide that the increase in the share reserve for such fiscal year will be a lesser number of shares.

(3)
Our 2019 Employee Stock Purchase Plan (“ESPP”) provides that the number of shares of common stock available for issuance under the ESPP automatically increases on the first day of each fiscal year beginning with the 2020 fiscal year, in an amount equal to the lesser of (i) 1% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (ii) 726,186 shares. The Board may act prior to the first day of any fiscal year to provide that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares.

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Report of the Compensation and Leadership Committee
The information contained in this report of the compensation and leadership committee shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation and leadership committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
The compensation and leadership committee has reviewed and discussed the “Executive Compensation” section with management. Based on this review and discussion, the compensation and leadership committee has recommended to the Board that the “Executive Compensation” section be included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 and in this proxy statement.
Respectfully submitted by the members of the compensation and leadership committee of the Board:
Roy Banks (Chair)
Mohit Daswani
Ginny Lee
Louis P. Miramontes
Scott Parker
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Pay Versus Performance
Our executives' pay is variable and linked to our business and financial performance. More than 75% of their compensation is in the form of equity, which aligns their interests with our stockholders’ and results in their compensation actually paid being impacted by our stock performance. The factors considered by the compensation and leadership committee to determine the compensation of the NEOs and other officers is described in the section “Executive Compensation—Roles of the Compensation and Leadership Committee, Management and the Compensation Consultant—Role of the Compensation and Leadership Committee” of this proxy statement. In evaluating each executive’s performance, the compensation and leadership committee sets corporate goals that further the company’s long-term objectives to expand into new markets and grow market share. The compensation and leadership committee also sets financial performance targets to assess the company’s ongoing business and financial performance and operational efficiency.
Between 2021 to 2023, we saw a decline in our Net Income and Total Stockholder Return, reflecting challenging macroeconomic conditions and stock price decline. Since the vast majority of our NEO compensation is in the form of equity, the decline in our stock price resulted in a corresponding decline in compensation actually paid to the NEOs.
In accordance with the requirements of Item 402(v) of Regulation S-K, the following table provides information regarding the “compensation actually paid” to our principal executive officer (“PEO”) and our other NEOs (“non-PEO NEOs”) and certain financial performance results of the Company.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Company Total Stockholder Return(5)	Net Income (millions)(6)
2023	$1,694,535	$1,591,853	$865,003	$723,769	$20.19	$(180.0)
2022	$4,765,924	$(2,800,770)	$1,998,769	$(902,860)	$28.45	$ (77.7)
2021	$ 3,119,385	$3,733,111	$ 1,449,893	$ 1,683,680	$ 104.54	$47.4
(1)	Represents amounts reported in the “total” column of the Summary Compensation Table (“SCT”) for Raul Vazquez (our Chief Executive Officer). Mr. Vazquez was our PEO for each of the years shown.
(2)
Represents dollar amount for Mr. Vazquez derived from the starting point of the compensation reported in the “Total” column of the SCT, under the methodology prescribed under the SEC’s rules, as shown in the table below. The following table presents a reconciliation of total compensation paid to our PEO for each year shown as reported in the SCT, further above, to the compensation actually paid to our PEO, which was computed in accordance with Item 402(v) of Regulation S-K, as reported in the Pay Versus Performance table to which this footnote relates.

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Fiscal Year	2021	2022	2023
SCT Total for PEO	$3,119,385	$4,765,924	$1,694,535
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(1,750,029)	$(3,525,743)	$(746,007)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,628,524	$1,330,204	$1,076,900
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$202,733	$(3,390,451)	$(415,995)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	$532,498	$(1,980,704)	$(17,580)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Compensation Actually Paid	$3,733,111	$(2,800,770)	$1,591,853
(3)
Represents the averages of the amounts reported in the “total” column of the SCT for our non-PEO NEOs. Our non-PEO NEOs for 2022 and 2021 were Jonathan Coblentz and Patrick Kirscht. Our non-PEO NEOs for 2023 were Kathleen Layton and Patrick Kirscht.

(4)
Represents dollar amounts on an averaged basis for our non-PEO NEOs derived from the starting point of the compensation reported in the “Total” column of the SCT, under the methodology prescribed under the SEC’s rules, as shown in the table below. The following table presents a reconciliation of the average total compensation paid to our non-PEO NEOs for each year shown as reported in the SCT, further above, to the average compensation actually paid to our non-PEO NEOs, which was computed in accordance with Item 402(v) of Regulation S-K, as reported in the Pay Versus Performance table to which this footnote relates.

Fiscal Year	2021	2022	2023
SCT Total for non-PEO NEOs	$1,449,893	$1,998,769	$865,003
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(675,024)	$(1,309,572)	$(290,124)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$628,157	$494,079	$257,775
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$78,920	$(1,318,650)	$(103,626)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	$201,734	$(767,487)	$(5,258)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Compensation Actually Paid	$1,683,680	$(902,860)	$723,769
(5)	Represents value of initial $100 investment in Oportun stock on December 31, 2021, the last trading day prior to the earliest fiscal year shown in the table.
(6)	Represents the Company’s net income reflected in the Company’s audited financial statements.
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Relationship Between PEO’s and Non-PEO NEOs’ Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following graph sets forth the relationship between compensation actually paid (or “CAP”) to our PEO and the average of compensation actually paid to our non-PEO NEOs versus the Company’s cumulative TSR for the fiscal years shown.

Compensation Actually Paid vs. TSR
Compensation Actually Paid ($M)
TSR (Based on $100 Initital Investment)
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
($1.0)
($2.0)
($3.0)
($4.0)
$125
$100
$75
$50
$25
$0
$3.73
$1.68
($2.80)
($0.90)
$1.59
$0.72
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
OPRT TSR

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Relationship Between PEO’s and Non-PEO NEOs’ Compensation Actually Paid and Net Income (Loss)
The following graph sets forth the relationship between compensation actually paid to our PEO and the average of compensation actually paid to our non-PEO NEOs versus our net income (loss) for the fiscal years shown.

OPRT Net Income vs. Compensation Actually Paid
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
($1.0)
($2.0)
($3.0)
($4.0)
Compensation Actually Paid ($M)
$100.0
$50.0
$0.0
($50.0)
($100.0)
($150.0)
($200.0)
Net Income ($M)
$3.73
$1.68
($2.80)
($0.90)
$1.59
$0.72
FY 2021
FY 2022
FY 2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)

Certain Relationships and Related Transactions
The following is a summary of transactions and arrangements, since the beginning of our last two fiscal years, to which we have been a participant, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average Company’s total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii)a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons has a substantial ownership interest or control.
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of our directors, and our amended and restated bylaws provide that we indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by our Board. In addition, we have entered and expect to continue to enter into agreements to indemnify our directors and executive officers.
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Investors’ Rights Agreements and Registration Rights Agreements
We are party to an amended and restated investors’ rights agreement (the “IRA”) with certain purchasers of the Company’s preferred stock (which converted to common stock in our IPO), which provides, among other things, that certain holders of our capital stock, have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing. As of September 30, 2023 the obligations under the IRA were terminated.
In connection with the acquisition of Hello Digit, Inc. (“Digit”) we entered into a registration rights agreement with the holders of Digit stock, pursuant to which the holders have certain “piggyback” registration rights with respect to registrations of equity securities initiated by the Company.
Transactions with Credit Karma and Hummingbird
Raul Vazquez is currently a member of the board of directors of Intuit Inc. (“Intuit”). On December 3, 2020, Intuit acquired Credit Karma. We have conducted business with Credit Karma for lead generation services since November 2019 and made payments to Credit Karma of approximately $8.9 million for services provided in 2022 and payments of approximately $1.6 million for services provided in 2023. Mr. Vazquez is not involved in directly managing Credit Karma and these transactions with Credit Karma were entered into in the ordinary course of business. This transaction was approved in accordance with Oportun’s Related Person Transactions Policy.
We entered into an agreement with Hummingbird RegTech, Inc. (“Hummingbird”), a provider of compliance software, in 2022, and made payments to them of approximately $178,000 in 2022 and payments of approximately $245,000 in 2023. A member of our Board of Directors, Jo Ann Barefoot, is a co-founder and shareholder of Hummingbird. Ms. Barefoot is not involved in directly managing Hummingbird and these transactions were entered into in the ordinary course of business. This transaction was approved in accordance with Oportun’s Related Person Transactions Policy.
Transactions with Affiliates of Ellington Financial
In November 2014 we entered into an agreement with ECL Funding, LLC, an entity affiliated with Ellington Financial, to sell at least 10% of our unsecured loan originations, with an option to sell an additional 5%, subject to certain eligibility criteria and minimum and maximum volumes. We also entered into a Servicing Agreement pursuant to which we agreed to service the portfolio owned by Ellington Financial and in return earn a servicing fee of 5%. We chose not to renew the arrangement and allowed the agreement to expire on its terms on March 4, 2022. The originations of loans sold and held for sale during the year ended December 31, 2022, was $52.7 million. Our servicing fee revenue during 2022 was $17.4 million.
In addition, in March 2022, we participated in a co-sponsored securitization transaction with certain other entities affiliated with Ellington Financial and sold loans through the issuance of amortizing asset-backed notes secured by a pool of our unsecured and secured personal installment loans. We also sold our share of the residual interest in the pool. The sold loans had an aggregate unpaid principal balance of approximately $227.6 million.
In November 2023, we entered into an agreement with an affiliated trust of Ellington Financial, to sell certain of our unsecured loan originations, subject to certain eligibility criteria. We also entered into a Servicing Agreement pursuant to which we agreed to service the portfolio purchased by the affiliated trust of Ellington Financial and in return earn a servicing fee of 5%.
The originations of loans sold and held for sale under our agreements with affiliates of Ellington Financial during the year ended December 31, 2023 was $3.4 million and our servicing fee revenue was $7.9 million.
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Transactions with Neuberger Berman
On September 14, 2022, we entered into an agreement to borrow $150.0 million of senior secured term loans from certain funds affiliated with Neuberger Berman Specialty Finance, beneficial owner of greater than five percent of our outstanding common stock (the “Corporate Facility”). On March 10, 2023, we upsized and amended the Corporate Facility (the “Amended Credit Agreement”) to be able to borrow up to an additional $75.0 million. We borrowed $20.8 million of term loans under the Amended Corporate Facility on March 10, 2023 (the “Incremental Tranche A-1 Loans”) and borrowed an additional $4.2 million of term loans under the Amended Corporate Facility on March 27, 2023 (the “Incremental Tranche A-2 Loans”). The term loans bear interest at an amount equal to (a) 1-month term SOFR plus 9.00%, payable in cash, plus (b) 3.00%, payable in cash or in kind at our option. The term loans are scheduled to mature on September 14, 2026, and are not subject to amortization. Certain prepayments of the term loans are subject to a prepayment premium. The obligations under the Amended Corporate Facility are secured by our assets and assets of certain of our subsidiaries guaranteeing the Amended Corporate Facility, including pledges of the equity interests of certain subsidiaries that are directly or indirectly owned by us, subject to customary exceptions.
We borrowed an aggregate additional amount of $50.0 million of term loans under the Amended Corporate Facility in two additional $25.0 million tranches on May 5, 2023 and June 30, 2023 (the “Incremental Tranche B Loans” and “Incremental Tranche C Loans,”), respectively.
In connection with the Amended Corporate Facility, we issued warrants to the lenders providing the Incremental Tranche A-1 Loans to purchase 1,980,242 shares of our common stock at an exercise price of $0.01 per share. In addition, (a) on March 27, 2023, in connection with the funding of the Incremental Tranche A-2 Loans, we issued warrants to the lenders providing the Incremental Tranche A-2 Loans to purchase 116,485 shares of our common stock, (b) on May 5, 2023, in connection with the funding of the Incremental Tranche B Loans, we issued warrants to the lenders providing the Incremental Tranche B Loans to purchase 1,048,363 shares of our common stock, and (c) on June 30, 2023, in connection with the funding of the Incremental Tranche C Loans, we issued warrants to the lenders providing the Incremental Tranche C Loans to purchase 1,048,363 shares of our common stock, in each case, at an exercise price of $0.01 per share. We also entered into a registration rights agreement with the applicable lenders, which stipulates that we file a registration statement with respect to the shares underlying the warrants.
On June 16, 2023, we entered into a forward flow whole loan sale agreement with certain funds affiliated with Neuberger Berman. Pursuant to this agreement, we have a commitment to sell up to $300.0 million of our personal loan originations over twelve months. We will continue to service these loans upon transfer of the receivables. As part of this agreement, during the twelve months ended December 31, 2023, we transferred loans receivable totaling $220.5 million.
On March 12, 2024, the Company entered into an additional amendment to the Amended Corporate Facility, which among other modifications, required certain principal payments in amounts equal to $5.7 million per month to be made by the Company on the last business day of each of March, April and May 2024.
Policies and Procedures for Related Party Transactions
We have adopted a policy that all transactions, arrangements, or relationships in which the amounts exceed $120,000 or one percent of the average Company’s total assets at year-end for the last two completed fiscal years between us and our directors, executive officers, holders of more than 5% of our capital stock, any member of the immediate family of the foregoing persons, or their affiliates are approved by the audit and risk committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Business Conduct. In approving or rejecting any such related party proposal, the audit and risk committee will consider the relevant facts and circumstances available and deemed to be relevant to the matter, including, but not limited to, risks, costs, impact on independence, availability of alternatives, and transaction terms that could have been obtained from unaffiliated third parties.
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We believe that we have executed all the transactions described above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intent to ensure that all future transactions between us and related parties are also approved by the audit and risk committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Business Conduct, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.
Other Matters
Annual Report on Form 10-K and SEC Filings
We have filed our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by our Amendment No. 1 to our Annual Report on Form 10-K/A, with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Our Annual Report and this proxy statement are posted on our investor relations website at https://investor.oportun.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary at Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070.
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Appendix A
Reconciliation on Non-GAAP Financial Measures
The proxy statement contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure defined as our net income, adjusted to eliminate the effect of certain items as described below. We believe that Adjusted EBITDA is an important measure because it allows management, investors and our Board to evaluate and compare our operating results, including our return on capital and operating efficiencies, from period-to-period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of taxes, certain non-cash items, variable charges and timing differences.
•
We believe it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.

•
We believe it is useful to exclude the impact of interest expense associated with the Company’s Corporate Financing, as we view this expense as related to our capital structure rather than our funding.

•	We believe it is useful to exclude the impact of depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•
We believe it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with our workforce optimization, acquisition and integration related expenses, and other non-recurring charges because these items do not reflect ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, debt amendment and warrant amortization costs related to our Corporate Financing.

•
We also reverse origination fees for Loans Receivable at Fair Value, net. We recognize the full amount of any origination fees as revenue at the time of loan disbursement in advance of our collection of origination fees through principal payments. As a result, we believe it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash that we received.

•	We also reverse the fair value mark-to-market adjustment because it is a non-cash adjustment.
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The following table presents a reconciliation of net income (loss) to Adjusted Net Income for the years ended December 31, 2023 and 2022:
	Year Ended December 31,
Adjusted EBITDA (in thousands)	2023	2022
Net income (loss)	$(179,951)	$(77,744)
Adjustments:
Income tax expense (benefit)	(73,702)	2,458
Interest on corporate financing	37,684	5,987
Depreciation and amortization	42,978	35,182
Stock-based compensation expense	17,997	27,620
Workforce optimization expenses	22,485	1,882
Acquisition and integration related expenses	27,640	29,682
Origination fees for loans receivable at fair value, net	(18,536)	(26,845)
Other non-recurring charges(1)	15,524	111,222
Fair value mark-to-market adjustment	109,548	(119,711)
Adjusted EBITDA	$1,667	$(10,267)
(1)	Certain prior-period financial information has been reclassified to conform to current period presentation.
Adjusted Operating Efficiency
Adjusted Operating Efficiency is a non-GAAP financial measure defined as total operating expenses adjusted to exclude stock-based compensation expense and certain non-recurring charges such as expenses associated with a litigation reserve, our retail network optimization plan, impairment charges and acquisition and integration related expenses divided by total revenue. We believe Adjusted Operating Efficiency is an important measure because it allows management, investors and our Board to evaluate how efficiently we manage costs relative to revenue.
The following table presents a reconciliation of Operating Efficiency to Adjusted Operating Efficiency for the years ended December 31, 2023 and 2022:
	As of or for the Year Ended December 31,
(in thousands)	2023	2022
Operating Efficiency	50.6%	75.2%
Adjusted Operating Efficiency
Total revenue	$1,056,919	$952,545
Total operating expense	534,319	715,943
Stock-based compensation expense	(17,997)	(27,620)
Workforce optimization expenses	(22,485)	(1,882)
Acquisition and integration related expenses	(27,640)	(29,682)
Other non-recurring charges(1)	(14,409)	(111,222)
Total adjusted operating expenses	$451,788	$545,537
Adjusted Operating Efficiency	42.7%	57.3%
(1)	Certain prior-period financial information has been reclassified to conform to current period presentation.
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Appendix B
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
OPORTUN FINANCIAL CORPORATION
Oportun Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:
ONE: The corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 30, 2011. The original name of the corporation was Progreso Financiero Holdings, Inc.
TWO: The Certificate of Incorporation of the corporation is hereby amended and restated in its entirety to read as follows:
I.
The name of this company is OPORTUN FINANCIAL CORPORATION (the “Company” or the “Corporation”).
II.
The address of the registered office of this Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, New Castle County, and the name of the registered agent of this Corporation in the State of Delaware at such address is The Corporation Trust Company.
III.
The purpose of this Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).
IV.
A. This Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 1,100,000,000 shares, of which 1,000,000,000 shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001), and of which 100,000,000 shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).
B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the “Board of Directors”) is hereby expressly authorized to provide for the issue of all of any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or
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of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.
C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).
V.
For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
A. Management of Business. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.
B. Board of Directors
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
C. Removal of Directors.
a. Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the Initial Public Offering, neither the Board of Directors nor any individual director may be removed without cause.
b. Subject to any limitations imposed by applicable law, any individual director or the entire Board of Directors may be removed from office by the stockholders of the Corporation only for cause and only by the
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affirmative vote of the holders of at least a majority of the voting power of the issued and then-outstanding shares of capital stock of the Corporation entitled to vote thereon.
D. Vacancies. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.
E. Bylaw Provisions and Amendments.
1. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Company. Any adoption, alteration, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders of the Corporation shall also have power to adopt, alter, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law, by this Amended and Restated Certificate of Incorporation or by any Preferred Stock certificate of designation, the Bylaws of the Corporation may not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the Bylaws relating to amendments to the Bylaws.
2. The directors of the Company need not be elected by written ballot unless the Bylaws so provide.
3. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.
4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.
VI.
A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.
B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.
C. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
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VII.
Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (3) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; (4) any action to interpret, apply, enforce or determine the validity of the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (5) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine. This Article VII shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any other claims for which the federal courts have exclusive jurisdiction.
Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.
Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.
VIII.
A. The Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.
B. Any amendment to this Amended and Restated Certificate of Incorporation that requires stockholder approval pursuant to the DGCL shall require the affirmative vote of the holders of at least a majority of the voting power of the issued and then-outstanding shares of capital stock of the Corporation entitled to vote thereon.
* * * *
THREE: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.
FOUR: This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.
(Signature page follows)
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In Witness Whereof, Oportun Financial Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this [   ] day of [   ] , 2024.
Oportun Financial Corporation

By:
Raul Vazquez
Chief Executive Officer
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SCAN TO VIEW MATERIALS & VOTE

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OPORTUN FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR each of the Nominees listed in proposal 1, and FOR proposals 2, 3 and 4:

1. Election of Class II Directors to serve until the 2027 Annual Meeting of Stockholders

Nominees:	**For**	**Against**	**Abstain**
1a. Ginny Lee	☐	☐	☐
1b. Louis Miramontes	☐	☐	☐
1c. Richard Tambor	☐	☐	☐

NOTE: In their discretion, the proxy holders will vote on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V51181-P12663

OPORTUN FINANCIAL CORPORATION
Annual Meeting of Stockholders
June 26, 2024 8:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Raul Vazquez, Jonathan Coblentz and Kathleen Layton, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OPORTUN FINANCIAL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific Time on June 26, 2024, virtually at www.virtualshareholdermeeting.com/OPRT2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side